EXHIBIT 10.48

INDUSTRIAL WAREHOUSE

LEASE AGREEMENT

between

CENTERPOINT II LLC,

a Michigan limited liability company,

as Landlord,

and

BARE ESCENTUALS BEAUTY, INC.,

a Delaware corporation,

as Tenant

i

ii

Section 22.13	Options.	35

Section 22.14	Memorandum of Lease.	35

Section 22.15	Tenant Authority.	35

Section 22.16	Currency.	35

Section 22.17	Exhibits.	35

ARTICLE XXIII - RIGHT OF PURCHASE		36

ARTICLE XXIV - CONTINGENCY		36

iii

THIS INDUSTRIAL WAREHOUSE LEASE AGREEMENT, dated as of January 31, 2007 (this “Lease”), is made between CENTERPOINT II LLC, a Michigan limited liability company (“Landlord”), and BARE ESCENTUALS BEAUTY, INC., a Delaware corporation (“Tenant”).

ARTICLE I - FUNDAMENTAL LEASE PROVISIONS

Section 1.01         Fundamental Lease Provisions.   This lease contains the following fundamental provisions and definitions:

(a)	ADDRESS OF LANDLORD:	c/o KIRCO
4200 Regent Street, Suite #200
Columbus, Ohio 43219
Attn: Cliff Aiken

with a copy to:		c/o KIRCO
101 West Big Beaver Road, Suite 200
Troy, Michigan 48084-5255
Attn: Steve Szymansky, CFO

or such other address as may from time to time be designated by Landlord in writing.

(b)	ADDRESS OF TENANT:	Bare Escentuals Beauty, Inc
71 Stevenson Street, 22nd Floor
San Francisco, California 94105
Attn: Chief Financial Officer

with a copy to:		Bare Escentuals Beauty, Inc.
71 Stevenson Street, 22nd Floor
San Francisco, California 94105
Attn: Vice President of Operations

And to

Drinker Biddle & Reath, LLP
191 North Wacker Drive, Suite 3700
Chicago, Illinois 60606-1698
Attn: Barnett P. Ruttenberg, Esq.

or such other address as may from time to time be designated by Tenant in writing.

(c)           PREMISES:  Approximately 301,180 square feet, as depicted on Exhibit “A” attached hereto, of the total 512,133 square feet of the Building commonly known as Centerpoint Building #2.

(d)           BUILDING:  The Building in which the Premises is located, the common address of which is 5271 Centerpoint Parkway, Obetz, Ohio 43125, and which is generally known as Centerpoint Building #2. The legal description of the parcel on which the Building is situated is set forth on Exhibit “B” attached hereto.

(e)           PROPERTY:  The land, improvements and appurtenances, of which the Premises and Building are a part, generally known as Centerpoint Business Park.

(f)            TERM:  The period of time consisting of ten (10) years, commencing June 1, 2007 (the “Commencement Date”) and expiring May 31, 2017, plus the period of time between April 1, 2007 (the “Delivery Date”) and the Commencement Date, unless extended or sooner terminated as set forth elsewhere herein.

(g)           RENEWAL TERM OPTIONS:  Provided Tenant shall not be in default hereunder beyond any applicable notice and cure period, Tenant shall have the right to extend the Term of this Lease by two (2) consecutive five (5) year periods.

(h)           RENT:  All sums, moneys or payments required to be paid by Tenant to Landlord pursuant to this Lease, including, without limitation, Base Rent and Additional Rent.

(i)            BASE RENT:  Tenant shall pay to Landlord as Base Rent under this Lease the Annual Base Rent set forth below, which shall be payable in equal monthly installments in the amounts set forth below, in advance, without notice, demand, setoff or deduction.

Term:

Months	Square Footage	$/Sq. Ft.	Monthly Installments	Annual Base Rent
1-12	*301,180	$3.10 (NNN)	$64,583.33	$775,000.00
13-60	301,180	$3.10 (NNN)	$77,804.83	$933,658.00
61-120	301,180	$3.30 (NNN)	$82,824.50	$993,894.00

*Base rent for the initial year of the Term is based upon square footage of 250,000.

Renewal Options:

Base Rent during the Renewal Terms, as hereinafter defined, shall be at ninety-five (95%) of the then-current fair market rate for property similar in use to the Premises, determined pursuant to Section 3.02 hereof; provided, that in no event shall Base Rent for any Renewal Term be less than Base Rent due under the final year of the immediately preceding Term; and provided, further, that in no event shall Base Rent for any Renewal Term increase by more than ten percent (10%) over the Base Rent due under the final year of the immediately preceding Term.

(j)            ADDITIONAL RENT:  Tenant’s Proportionate Share of Landlord’s expenses related to owning and operating the Property, all as more fully described in ARTICLE V.

(k)           RENT COMMENCEMENT DATE:  June 1, 2007.

(l)            SECURITY DEPOSIT:  None.

(m)          FINANCIAL STATEMENTS: Upon Landlord’s written request therefore and upon Landlord’s execution of any reasonable confidentiality agreement required by Tenant, Tenant shall provide Landlord with a copy of Tenant’s then current audited financial statements; provided, however, that if Tenant or its parent entity is a publicly traded company, the provisions of this Section 1.01(m) shall not apply.

(n)           TENANT’S PROPORTIONATE SHARE:  58.8%

(o)           PERMITTED USES:  Warehousing/Distribution/Office

(p)           BROKERS:  Landlord and Tenant represent that Colliers Turley Martin Tucker is the only broker representing the parties hereto. Landlord shall be responsible for all commissions due such broker hereunder.

(q)           GUARANTOR:  Bare Escentuals, Inc., a Delaware corporation, pursuant the terms of the form of Guaranty attached hereto as Exhibit “K” and incorporated herein by reference.

(r)	EXHIBITS:	A. Depiction of Premises
B. Legal Description of Property
C. Declaration of Centerpoint Business Park (Rules and Regs)
D. Confirmation of Lease Commencement and Termination Dates
E. List of Severable Property
F. Form of Memorandum of Lease
G. Tenant Improvements
H. Form of Nondisturbance Agreement
I Title Insurance Commitment
J Property Management Services
K Form of Guaranty

(s)           PARKING SPACES:  The Premises shall include one hundred ninety-five (195) automobile parking spaces and approximately fifty-six (56) trailer parking spaces adjacent to the Premises, as depicted on Exhibit “A” hereto; provided, that twenty (20) of such trailer parking shall be contained in a fenced-in area, as depicted on Exhibit “A” hereto.

(t)            LANDLORD’S WORK:  The work to be performed by Landlord pursuant to and in accordance with Exhibit H to prepare the Premises for occupancy by Tenant.

Each reference in this Lease to any of the basic terms and definitions contained in this Section 1.01 shall be construed to incorporate into such reference all of the terms and definitions set forth above.

ARTICLE II - PREMISES

Section 2.01         Grant.  In consideration of the rents, covenants, agreements and conditions hereinafter provided to be paid, kept, performed and observed, Landlord leases to Tenant and Tenant hereby leases from Landlord the Premises described in Section 1.01(c). Tenant shall have and hold the Premises for and during the Term described in Section 1.01(f), subject to the payment of the Rent and to the full and timely performance by Tenant of the covenants and conditions hereinafter set forth; provided, that if Landlord fails to complete the Tenant Improvements, as hereinafter defined, in accordance with Article XXI hereof and deliver the Premises by the Delivery Date, Tenant’s responsibility to pay Base Rent shall abate on a day for day basis beginning on the date Tenant opens for business in the Premises; provided, further, that in the event Landlord fails to deliver the Premises on or before October 1, 2007, Tenant shall have the right to terminate this lease by delivering written notice of such election to Landlord within five (5) business days of such date. Notwithstanding the foregoing, if Landlord’s delivery of the Premises is delayed, hindered or prevented by reason of governmental restrictions, strikes, fire or any other reason beyond its control other than such as can be satisfied by substitution of materials or payment of money, its performance under this Section 2.01 and the delivery of the Premises shall be excused for the period of delay, and the period for Landlord’s delivery of the Premises shall be extended on a day for day basis after the end of the period of such delay.

Section 2.02         Early Occupancy.  Landlord consents to and grants Tenant’s occupancy of the Premises at no cost to Tenant as of the day immediately following the granting of the Approval, as defined in Article XXIV hereof, for the purposes of setting up, racking, material handling equipment and performing other improvements to the Premises required by Tenant; provided, that Tenant shall be bound by all terms of this Lease during such early occupancy except for the payment of Base Rent which shall not commence until the Rent Commencement Date; and provided, further, that such early occupancy by Tenant shall in no way interfere with or impede Landlord’s Work.

ARTICLE III - TERM

Section 3.01         Term.  The provisions of this Lease shall be effective as of the date of this Lease. However, Tenant’s (a) right to the use and occupancy of the Premises shall begin on the Commencement Date and shall continue for the remainder of the Term, and (b) obligation to pay Rent shall begin on the Rent Commencement Date, as set forth in Section 1.01(k), and shall continue for the remainder of the Term. Promptly upon determination of the Commencement Date by Landlord, Landlord and Tenant shall execute a memorandum setting forth the commencement and expiration dates of this Lease in the form and substance attached hereto as Exhibit “D”.

Section 3.02         Renewal Options.  Provided Tenant has paid Landlord all Rent and other amounts owed under this Lease and is not otherwise in default of any obligation of Tenant hereunder, Tenant shall have the Renewal Options set forth in Section 1.01(g) (the periods set forth therein being referred to as “Renewal Term(s)”). Each Renewal Option shall be exercised, if at all, by Tenant giving written notice thereof to Landlord not less than one hundred eighty (180) days prior to the end of the Term or then current Renewal Term (e.g., the First Renewal Option shall be exercised by Tenant delivering notice to Landlord on or before November 1, 2016 and the Second Renewal Option shall be exercised by Tenant delivering notice to Landlord on or before November 1, 2021). In the event Tenant fails to deliver a notice of renewal by such date(s), Tenant’s right to renew for each Renewal Term shall continue for a period of ten (10) business days after Tenant’s receipt of written notice from Landlord advising Tenant of its failure to exercise the then applicable Renewal Option. In the event Tenant continues to fail to exercise such Renewal Option within the additional time period, such Renewal Option and all successive Renewal Options, if any, shall terminate and be of no further force or effect.

In the event Tenant exercises either or both of its Renewal Options, the respective duties of Landlord and Tenant shall be the same as provided in this lease for the initial Term, except that Base Rent during the Renewal Term(s) shall be as provided in Section 1.01(i), and nothing contained in this Lease shall be construed as providing Tenant with any additional Renewal Options beyond the periods provided for herein. In the event Tenant exercises either or both of its Renewal Options, the definition of “Term” shall automatically be amended to include such Renewal Terms. Tenant’s failure to exercise any Renewal Option shall cause all successive Renewal Options, if any, to be forfeited. Further, it is expressly acknowledged and agreed that all Renewal Options granted under this Lease are personal to the person or entity named as Tenant hereunder and that such Renewal Options shall terminate upon any assignment or subletting of Tenant’s interest hereunder and shall not inure to the benefit of any successor, assignee or subtenant of Tenant, except those approved in writing by Landlord and those expressly permitted pursuant to Section 9.01 below. In the event Tenant exercises the First Renewal Option, Tenant shall be entitled to a renovation allowance of $2.00 per square foot for Landlord-approved improvements to the Premises made in the first two (2) years of the First Renewal Term; provided, that such renovation allowance shall be taken into consideration when the Fair Market Rent determination is made with such amortized over the length of the First Renewal Term and passed through to Tenant on a yearly basis in the same amount that is capitalized or amortized in such year by Landlord.

Landlord shall provide notice to Tenant of its determination of the Fair Market Rental within sixty (60) days after Tenant exercises its right to extend the Term. Within ten (10) days after receiving such determination (“Tenant’s Review Period”), Tenant shall irrevocably elect, in writing, to do one of the following: (i) accept Landlord’s determination, or (ii) object to Landlord’s determination and with such objection set forth Tenant’s determination of the Fair Market Rental. If Tenant so objects, Landlord and Tenant shall use good faith to agree upon such Fair Market Rental.

A.            If Landlord and Tenant are unable to agree on the Annual Base Rent for the Renewal Term and Tenant requests arbitration, then within ten (10) days thereafter, each of Landlord and Tenant shall designate an independent real estate broker duly licensed in the state in which the Premises are located and having not less than ten (10) years experience leasing commercial properties in the market area (i.e., within a radius of five (5) miles of the Premises) and shall notify each other in writing of such designation. Within the next ten (10) days, such brokers shall designate a third independent real estate broker with the same credentials and reasonably acceptable to both Landlord and Tenant and shall notify Landlord and Tenant of such designation. After their appointment, all three such brokers shall be directed to determine, independently, the Fair Market Rent in accordance with this Section. Within sixty (60) days after the designation of the third broker, each of the three brokers shall submit its written determination of the Fair Market Rent in accordance with this Section to both Landlord and Tenant. If the

Annual Base Rent determined by any two or all three of such brokers is identical, then the Annual Base Rent for purposes of this Renewal Term shall be such identical amount; provided, that in no event shall Annual Base Rent be less than that which was due under the final year of the immediately preceding Term; and provided, further, that in no event shall Annual Base Rent for any Renewal Term increase by more than ten percent (10%) over the Base Rent due under the final year of the immediately preceding Term. If the Annual Base Rent as determined by each such broker is different from the others, but two of such determinations are within five percent (5%) of each other, then the Annual Base Rent shall be the arithmetic mean of such two amounts; provided, that in no event shall Annual Base Rent be less than that which was due under the final year of the immediately preceding Term. In all other cases, the highest and lowest of such determination shall be disregarded and the Annual Rent shall be equal to the middle, or remaining, determination; provided, that in no event shall Annual Base Rent be less than that which was due under the final year of the immediately preceding Term; and provided, further, that in no event shall Annual Base Rent for any Renewal Term increase by more than ten percent (10%) over the Base Rent due under the final year of the immediately preceding Term.

B.            Except if the Annual Base Rent so determined is within five percent (5%) of the Annual Base Rent determined by Landlord as provided above (the “Threshold Amount”), Landlord shall pay all costs associated with the broker designated by Landlord, and Tenant shall be all costs associated with the broker designated by Tenant. Landlord and Tenant shall share equally all costs associated with the third broker. In the event the Annual Base Rent determined by the immediately preceding paragraph does not vary from the Annual Base Rent established by Landlord by more than the Threshold Amount, then Tenant shall pay all costs associated with all three brokers or salespersons.

As used herein the term “ Fair Market Rent” shall mean the annual rental rate, or rates, per square foot of rentable area of the Premises for the leasing of comparable space in the market (i.e., within a radius of five (5) miles of the Premises) to comparable tenants, taking into consideration, among other things, the following:  (a) the then total amount of space leased under this Lease; (b) the length of the Renewal Term; (c) the location of the Premises; (d) the credit standing of Tenant; (e) the finish, quality and condition of the Premises; (f) leasing commissions, (g) all economic incentives and concessions then being offered by landlords in connection with leases of such comparable space, (h) the commencement date of the Renewal Term and (i) all periodic adjustments (e.g., a CPI adjustment).

If Tenant objects to Landlord’s determination of Fair Market Rental in accordance with the above, during any period of the extension period that the Fair Market Rental is being determined as per the above, Tenant shall pay annual Base Rent equal to 125% of the annual Base Rent at the highest rate during the preceding Term and, after the Fair Market Rental is determined, if

Tenant has underpaid Rent for said period, Tenant shall pay Landlord the amount due within thirty (30) days after demand, and if Tenant overpaid Rent, a credit shall be given Tenant against the next Rent coming due under the Lease.

ARTICLE IV - USE AND OCCUPANCY

Section 4.01         Use.

The Premises shall be used by Tenant only for the purposes set forth in Section 1.01(o) above or for any other lawful purpose to which Landlord consents. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance. Tenant shall keep all its mechanical apparatus free of noise and vibration which may be transmitted beyond the confines of the Property and shall not cause or permit objectionable odors to emanate or be dispelled from the Property. Tenant shall have access to the Premises 24 hours per day, 7 days per week.

Landlord recognizes that Tenant’s use of the Premises will be for the warehousing, repackaging and distribution of skin care products and that any adverse odor can be deleterious to the marketability of the products and the ultimate user. Landlord shall strictly enforce the use of the adjoining space in the Building of which the Premises are a part to not lease any portion thereof to a tenant whose use would permit objectionable odors to emanate either directly or indirectly therefrom. To that end, Tenant will respond to an inquiry by Landlord, if given, at Landlord’s sole option, within five (5) business days as to whether or not a proposed user’s use of the adjoining facility would have the potential of creating a materially adverse situation for Tenant’s use. At the time of such request, if any, Landlord will provide Tenant with a detailed description of the proposed user and the products proposed by the user to be present within the Building. In the event Landlord elects to proceed after being advised of material concerns by Tenant, Landlord shall assume the risk of actual damages that Tenant may incur as the proximate result thereof, and the indemnification provisions of this Lease shall specifically be applicable to the provisions of this paragraph. Landlord further covenants that it will strictly enforce the terms of this section against any adjoining space within the Building.

Section 4.02         Rules and Regulations.

Tenant shall observe and comply, and shall cause its subtenants, assignees, invitees, employees, contractors, and agents to observe and comply, with all rules and regulations and other restrictive covenants set forth in the Declaration of Covenants, Conditions and Restrictions for Centerpoint Business Park, a copy of which is attached hereto as Exhibit “C” (the “Rules and Regulations”), including, without limitation, the obligation to pay assessments, as set forth therein, and with such reasonable modifications and additions thereto as Landlord may make from time to time, Landlord shall not be liable for failure of any person to obey the Rules and Regulations. Landlord shall enforce the Rules and Regulations uniformly against all tenants of the Building, but the failure of Landlord to enforce any such Rules and Regulations shall not constitute a waiver thereof or relieve Tenant from compliance therewith, provided, however, that

Landlord shall not enforce such Rules and Regulations in a manner which unreasonably interferes with Tenant’s use of the Premises.

Section 4.03         Taxes and Assessments.   Tenant shall pay, prior to delinquency, Tenant’s Proportionate Share, as further provided in Article V of this Lease, of the following:  (i) all taxes, assessments, levies, fees, water and sewer rents and charges and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time prior to or during the Initial Term or any Renewal Term hereof imposed or levied upon or assessed against or which arise with respect to (A) the Property, (B) the Building and/or Premises, (C) any Base Rent, additional rent or other sums payable hereunder, (D) this Lease or the leasehold estate hereby created or (E) the operation, possession or use of the Premises; (ii) all gross receipts or similar taxes (i.e., taxes based upon gross income which fail to take into account deductions with respect to depreciation, interest, taxes or ordinary and necessary business expenses, in each case relating to the Premises) imposed or levied upon, assessed against or measured by any Base Rent, additional rent or other sums payable hereunder; (iii) all sales, value added, ad valorem, use and similar taxes at any time levied, assessed or payable on account of the acquisition, ownership, leasing, operation, possession or use of the Premises; and (iv) all charges of utilities, communications and similar services serving the Premises. Tenant shall not be required to pay any franchise, estate, inheritance, transfer, income, capital gains or similar tax of Landlord unless such tax is imposed, levied or assessed in substitution for any other tax, assessment, charge or levy which Tenant is required to pay pursuant to this Section 4.03; provided, however, that if, at any time during the Lease Term, the method of taxation shall be such that there shall be assessed, levied, charged or imposed on Landlord a capital levy or other tax directly on the rents received therefrom, or upon the value of the Premises or any present or future improvement or improvements on the Premises, then all such levies and taxes or the part thereof so measured or based shall be payable by Tenant, and Tenant shall pay and discharge the same as herein provided. Tenant will furnish to Landlord, promptly after demand therefor, proof of payment of all items referred to above which are payable by Tenant. If any such assessment may legally be paid in installments, Tenant may pay such assessment in installments; in such event, Tenant shall be liable only for installments which become due and payable with respect to any tax period occurring in whole or in part during the Lease Term hereof; provided, however, that all amounts referred to in this Section 4.03 for the fiscal or tax year in which the Lease Term shall expire shall be apportioned so that Tenant shall pay those portions thereof which correspond with the portion of such year as are within the Lease Term hereby demised. Taxes shall not include any special assessments which are not general with respect to the Building or any special assessments which benefit either solely the Landlord or the Building.

Any special assessments shall be amortized over the maximum period of time permitted by law and Tenant shall pay Tenant’s Share of any special assessment’s as a component of Tenant’s Share of Taxes through the lesser of (i) the full amortized period of the special assessment or (ii) the end of the lease Term. In the event that any special assessment is not payable in installments and there remains less than five (5) years in the Term, any such special assessment shall be apportioned between Landlord and Tenant as if such assessments were payable over a five (5) year period with Tenant only responsible to pay that portion then deemed due within the remaining Term hereof.

Landlord and Tenant hereby acknowledge that Property is falls within an area of land that has been designated by the Village of Obetz, Ohio (“Obetz”), as a Community Reinvestment Area pursuant to Ohio Revised Code Sections 3735.65 through 3735.70, which designation gives Obetz the authority to grant certain tax incentives to any property within such area. In order to grant such incentives to the Property, Obetz and Center Point Capital, LLC, an affiliate of Landlord (“Center Point”), entered into that certain Toy Road Community Reinvestment Areas Agreement dated December 15, 2003, a copy of which has been provided to Tenant (the “CRA Agreement”). The CRA Agreement provides that all improvements constructed upon the Property shall be entitled a 100% tax exemption for a period of fifteen (15) years after any such improvements are constructed (the “Tax Abatement Term”). Consequently, the Building and the Premises shall be exempted from taxes during the Tax Abatement Term. The Property on which the Building and Premises are situated, however, will remain taxable during the Tax Abatement Term, and Tenant shall be responsible for Tenant’s Proportionate Share thereof during the Term of this Lease.

In lieu of the real property taxes exempted by the CRA Agreement, and pursuant to the terms and provisions of that certain Payments In Lieu of Exempted Tax Agreement (the “In Lieu Agreement”) dated December 30, 2003, by and between Center Point and Groveport-Madison Local School District (the “School District”), Center Point agreed to make annual payments to the School District of $20,000 (the “In Lieu Payments”) during the Tax Abatement Term. Tenant acknowledges and agrees that Tenant shall be responsible for Tenant’s Proportionate Share of the In Lieu Payments during the Term of this Lease in the same manner as all other taxes not exempted by the CRA Agreement, which amount shall equal approximately $1,350 per year during the Tax Abatement Term. The CRA Agreement, In Lieu Agreement and that certain Tax Increment Financing Agreement by and between Obetz and Center Point dated as of December 15, 2003, copies of each of which have been provided to Tenant, are the only agreements currently in place or contemplated regarding real estate taxes applicable to the Premises.

Following the expiration of the Tax Abatement Term, Landlord hereby agrees, upon reasonable request from Tenant, to contest by appropriate legal proceedings the amount, validity or application of any taxes or liens thereof. In the event Landlord reasonably declines to take such action, Landlord hereby authorizes Tenant to act on its behalf. Any reduction in Taxes shall benefit Tenant in the form of a reduction of Tenant’s Proportionate Share of Taxes or refund to Tenant of Taxes paid by it.

Section 4.04         Laws and Ordinances.   Tenant shall, at its own cost, comply with all applicable laws, ordinances, rules and regulations issued by any governmental authority (hereinafter, collectively or individually, “Laws”), and all covenants, conditions and restrictions of record which relate to the condition, use or occupancy of the Premises. Tenant shall have the right to contest, by appropriate legal proceedings, and by counsel acceptable to Landlord, without cost or expense to Landlord, the validity of any such Laws, and if, by the terms of any such Laws, compliance therewith may legally be held in abeyance without subjecting Tenant or Landlord to any liability for failure so to comply therewith, Tenant may postpone compliance therewith until the final determination of any such proceedings, provided that all such proceedings shall be prosecuted with all due diligence and dispatch.

In addition to any other terms and conditions hereof requiring Tenant to comply with all present and future Laws, Tenant shall, and hereby agrees, to (i) comply with the Americans with Disabilities Act of 1990, as the same may be amended from time to time hereafter and the regulations and guidelines thereof (collectively, the “ADA”), as the same relate to the Premises and the use thereof, and any alterations or improvements to the Premises to be performed by Tenant, and (ii) cause the Premises and any alterations or improvements to the Premises to comply with the ADA. Tenant shall bear all the costs and expenses in connection with such compliance. Any monetary damages and civil penalties imposed and attorney’s fees recovered because of the Tenant’s failure to comply with the ADA as required herein shall be paid for by, and shall be the sole responsibility of Tenant. The failure by Tenant to perform its obligations under this section shall constitute an event of default under the Lease. Under no circumstances shall Landlord be liable to Tenant or any third party for any failure or alleged failure of the Premises to comply in any respect with the ADA. Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims, costs, expenses (including attorneys fees and litigation expenses) and causes of action arising out of claims for violation of the ADA.

Section 4.05         Environmental Compliance.   Tenant shall comply with all laws relating to the storage, use and disposal of Hazardous Materials (hereinafter defined). No Hazardous Materials shall be disposed of in or on the Premises, Building or Property. “Hazardous Materials” means any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation, and Liability Act, any so-called “Superfund” or Superlien” law, or any federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

Tenant shall be solely responsible for and shall indemnify, defend and hold Landlord and its subsidiaries, members, directors, officers, employees, servants and agents (collectively “Agents”) harmless from any and all claims, judgments, losses, demands, causes of action, proceedings or hearings (hereinafter collectively referred to as “Claims”) relating to the storage, placement, release or use of Hazardous Materials by Tenant, its agents, employees or invitees on or about the Premises including, without limitation, Claims resulting from the contamination of subterranean water beneath, adjoining or in the vicinity of the Premises. Tenant shall reimburse Landlord for: (i) losses in or reductions to rental income resulting from the use, storage, or disposal of Hazardous Materials by Tenant, its agents, employees or invitees; (ii) all costs of refitting or other alterations to the Premises or Building necessitated by the use, storage, or disposal of Hazardous Materials by Tenant, its agents, employees or invitees, including, without limitation, alterations required to accommodate an alternate use of the Premises or Building; and (iii) any diminution in the fair market value of the Premises or Building caused by the use, storage, release or disposal of Hazardous Materials.

Tenant further agrees to be solely responsible for and to indemnify and hold Landlord and its Agents harmless from and against all Claims, arising out of or related to any removal, clean-up or restoration required by any governmental agency having jurisdiction. Tenant agrees to defend all such Claims on behalf of Landlord with counsel acceptable to Landlord, and to pay all fees, costs, damage or expenses relating to or arising out of any such Claims, including attorneys’ fees and costs.

From time to time during the Term, Landlord may conduct tests of the Premises to determine the presence of Hazardous Materials. Landlord will provide test results to Tenant upon Tenant’s written request. In the event Tenant is in default under this Section, or such tests indicate the illegal or harmful presence, use or disposal of Hazardous Materials due to the activities of Tenant, its agents, employees or invitees, Tenant shall, in addition to its other obligations hereunder, reimburse Landlord for the cost of such test(s). Furthermore, Tenant shall immediately commence procedures to remove such Hazardous Materials from the Premises.

Landlord represents and warrants to Tenant that, (i)  to the best of its knowledge as of the date of this Lease, no Hazardous Materials exist on the Premises, except for those matters, if any, disclosed in that certain Phase I Environmental Site Assessment performed on the Property for the Landlord, dated November 13, 2003, a copy of which has been provided to Tenant (the “Existing Environmental Matters”) and (ii) no Hazardous Materials were used, or will be used, in the construction of the improvements on the Premises. In addition, Landlord agrees that during the Lease Term it will not bring upon, store, dispose of or install any Hazardous Materials in or upon the Premises. Landlord shall indemnify, defend and hold Tenant harmless from and against any liability, cost, damage or expense incurred or sustained by Tenant that arise during or after the Term from or in connection with (i) Landlord’s failure to remediate the Existing Environmental Matters, to the extent required by applicable environmental laws; (ii) the presence or suspected presence of any other Hazardous Materials in, on, under or around the Premises in violation of Landlord’s representations and warranties set forth above; or (iii) any violation or non-compliance of environmental laws by Landlord, its agents, contractors or employees, at or relating to the Project; provided, however, this indemnity shall not apply to any claim, damage, fine, judgment, penalty, cost, liability or loss which arises solely as a result of the acts of Tenant, Tenant’s agents, employees, contractors or invitees during the term of the Lease.

This Section shall survive the expiration or sooner termination of this Lease.

Section 4.06         Licenses and Permits.   During the Term, Tenant shall obtain any necessary licenses or permits to conduct or operate its business in and upon the Premises which are required by any applicable governmental body or agency having jurisdiction over the Premises and shall pay the fee or charge imposed for issuance of such license or permit. Tenant shall renew any such licenses or permits in accordance with the rules, codes, statutes or ordinances requiring such licenses or permits. Tenant covenants during the Term to conduct or operate only the business for which it is licensed and, in the event of a change in the nature of its business or operation, to obtain any necessary new or additional licenses or permits. Tenant shall at its sole cost and expense comply with all requirements and perform all necessary action required under such rules, codes, statutes or ordinances for the issuance of such permits or licenses.

Section 4.07         Quiet Enjoyment.  Landlord covenants that Tenant, on paying the Rent herein provided and keeping, performing and observing the covenants, agreements and conditions herein required of Tenant, shall peaceably and quietly hold and enjoy the Premises for the Term aforesaid, subject, however, to the terms of this Lease.

Section 4.08         Prohibitions.   Tenant shall not use any part of the Building exterior to the Premises for outside storage, including the storage of crates, pallets or racks. Tenant shall place all trash and garbage in enclosed metal containers to be located as depicted on Exhibit A. Tenant shall cause all automobiles to be parked only in those portions of the parking areas designated for that purpose by Landlord as depicted on Exhibit A, and Tenant shall neither park nor permit parking of automobiles or any other vehicles on any street or driveway without the prior written consent of Landlord.

ARTICLE V - RENT

Section 5.01         Base Rent.   Tenant covenants to pay to Landlord, without notice except as provided herein, deduction, offset or abatement, the Base Rent specified in Section 1.01(i), in lawful money of the United States, in equal consecutive monthly installments in advance on the first day of each month during the Lease Term. Rent for any partial month shall be prorated on a per diem basis. Landlord agrees to give Tenant not less than thirty (30) days prior notice of (1) any unscheduled increase or other unscheduled change in the Base Rent or other regular monthly payment and (2) any payment that is due other than a regularly occurring monthly payment. Rent shall be payable to Landlord at Landlord’s address specified in Section 1.01(a) or at such other place as Landlord may designate from time to time in writing.

Section 5.02         Additional Rent.   During the Term, including any extension or holding over thereof, Tenant shall pay to Landlord, as additional rent (“Additional Rent”), Tenant’s Proportionate Share of Landlord’s operating expenses related to the Property. The services Landlord will perform, or cause to be performed by a property manager appointed in Landlord’s sole discretion, and other items included in operating expenses are set forth on Exhibit “J.”  The charge to Tenant for operating expenses shall be net of rebates, credits and recoveries under insurance, and the components of which shall include, but not be limited to, Tenant’s Proportionate Share of the following:

(a)           Real Estate Taxes. “Real Estate Taxes” which shall mean: (i) all real estate taxes, assessments, levies, impositions or charges on the Building or the Property (adjusted after protest or litigation, if any) for any part of the Term of this Lease, exclusive of penalties, provided, it is understood that real estate taxes on the Building and other improvements on the Property are subject to a 100% exemption from taxes pursuant to the terms of the CRA Agreement, as further set forth in Section 4.03 hereof,  (ii) any taxes which shall be levied in lieu of any such ad valorem real estate taxes, (iii) any special assessments for benefits on or to the Building or the Property paid in annual installments by Landlord, (iv) occupational taxes or excise taxes levied on rentals derived from the operation of the Building or the privilege of leasing property, and (v) the expense of protesting, negotiating or contesting the amount or validity of any such taxes, charges or assessments, such expense to be applicable to the period of the item contested, protested or negotiated;.

If the Term of the Lease shall end during a tax calendar year (“tax calendar year” shall mean each annual period for which real estate taxes are assessed and levied) of which part only is included in the Term hereof, the amount of such Additional Rent shall be prorated on a per diem basis and shall be paid on or before the last day of the Term. If the Term ends in any tax calendar year before the amount to be payable by Tenant has been determined under the provisions of this Section, an amount payable for the portion of the

Term during the tax calendar year shall be reasonably estimated by Landlord and the estimated amount shall be promptly paid by Tenant.

(b)           The cost of the premium(s) for the fire and extended coverage insurance on the building and all other insurance required to be maintained by Landlord’s Lender or otherwise under this Lease, including, without limitation, commercial general liability insurance, special form property insurance and umbrella liability coverage. Only such insurance as is generally required by similar properties in the Columbus, Ohio, metropolitan area may be charged to Tenant except that Tenant shall not bear any cost for so-called “Terrorism Insurance” .

(c)           Landlord’s costs and expenses for the maintenance and repair of the roof, foundation, exterior walls and Building systems.

(d)           The amount paid for all labor and/or wages and other payments including costs of a management fee, worker’s compensation and disability insurance, payroll taxes, welfare and fringe benefits made to employees, contractors and subcontractors of Landlord or its managing agent involved in the operation and maintenance of the Property.

(e)           The costs of services not separately metered or directly billed to Tenant, including without limitation, the costs of any security monitoring system.

(f)            All other taxes identified in Section 4.03 of this Lease, including, without limitation, the In Lieu Payments.

(g)           The costs of trash and snow removal, landscaping, irrigation and general ground maintenance.

(h)           The costs of membership in the Centerpoint Business Park Owners Association, Inc., an Ohio not-for-profit corporation, and all dues and assessments provided for in the Declaration of Covenants, Conditions and Restrictions for Centerpoint Business Park, a copy of which is attached hereto as Exhibit “C”, all as further provided for in Article XVI hereof.

Landlord hereby represents the following good faith, non-binding estimate of expected 2007 operating expenses as follows:

Real Estate Taxes	$.05/s.f
Insurances	$.10/s.f.
Common Area Management	$.25/s.f.
Total:	$0.40/s.f.

Landlord warrants that the operating expenses chargeable to Tenant shall not increase by greater than five percent (5%) over the foregoing estimates during the initial calendar year of the Term.

The following costs and expenses shall be specifically excluded from Landlord’s operating expenses and the calculation of Tenant’s Additional Rent obligation:

1.             costs of alterations of any other tenant’s premises in the Building or the cost of tenant installations and decorations incurred in connection with preparing, altering or improving space for any tenancy or tenant;

2.             any payments for (i) loan principal or interest, together with expenses thereto related in connection with such financing or refinancing during the term of this Lease, (ii) ground lease rent, or (iii) similar payments;

3.             the cost of electrical energy furnished directly to tenants to the Property and paid for by such tenants directly to the provider of such electrical energy;

4.             compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord, except to the extent receipts from such concessions are credited against Operating Expenses;

5.             salaries or fringe benefits of personnel above the grade of Building Manager;

6.             the cost of any items to the extent to which such cost is or should be reimbursed to Landlord by tenants of the Property (other than by virtue of the pass-throughs of “Operating Expenses” to other tenants of the Building), insurance or condemnation proceeds, warranties or third parties;

7.             depreciation of the Building and its equipment, amortization [except as provided in (2) above] and other non-cash charges;

8.             brokerage commissions, fees and expenses, advertising and promotional expenditures incurred in connection with selling or leasing of the Building or space therein, including, without limitation, court costs, attorneys’ fees and disbursements in connection with any summary proceeding to dispossess any tenant, fees/costs for consulting, legal vacancies, rent concessions, refurbishment or improvement;

9.             costs incurred in connection with the making of repairs which are the obligation of another tenant of the Building or cost of correcting defects in the construction, design or materials of the Building and parking facilities;

10.           the cost of clean up or damage due to the presence or release of any hazardous substance or material, toxic substances, wastes or materials or related environmental hazards, including asbestos, radon and PCB’s except to the extent placed on the Premises by Tenant or Tenant’s employees, agents, customers or invitees;

11.           costs incurred by Landlord as a result of Landlord’s breach of this Lease or any other lease with a tenant of the Property;

12.           costs attributable to enforcing leases against specific tenants in the Building, such as attorneys’ fees, court costs, adverse judgments, and similar expenses;

13.           acquisition costs of land or buildings in the Property, any costs incurred in connection with the construction, reconstruction, development, redevelopment or expansion of the Property;

14.           any Landlord income, excise or franchise taxes; and

15.           any fines, penalties or additional costs imposed upon Landlord due to violations of Law by Landlord.

Section 5.03         Payment of Additional Rent.   In order to provide for current payments of Additional Rent, Landlord will give Tenant written notice of Tenant’s Proportionate Share of estimated operating expenses for each calendar year. Tenant shall pay to Landlord, as an Additional Rent deposit, in monthly installments, commencing on the first day of the Term of this Lease, and/or the first day of the calendar month following that month in which Landlord notifies Tenant of the estimated Additional Rent, one-twelfth (1/12th) of the Additional Rent due Landlord for any said calendar year as estimated by Landlord. If at any time it appears to Landlord that the Additional Rent due Landlord for any calendar year will vary from its estimate thereof by more than ten percent (10%), Landlord may, by written notice to Tenant, revise its estimate for such year. Subsequent Additional Rent deposits by Tenant for such year shall be based on the revised estimate. Tenant shall pay Landlord the Additional Rent deposit in the same manner as Base Rent beginning on the first day of the calendar month following that calendar month in which this Lease commences.

Within ninety (90) days of the end of the calendar year for which estimates of Additional Rent were made, actual Additional Rent due for such year shall be calculated and an annual statement thereof provided to Tenant. If Tenant’s Proportionate Share of actual Additional Rent exceeds the amounts paid by Tenant based on Landlord’s estimates, Landlord shall bill Tenant for the excess amount, and Tenant shall pay to Landlord said amount within thirty (30) days of billing. If Tenant’s Proportionate Share of actual Additional Rent is less than the amounts paid by Tenant based on Landlord’s estimate thereof, Tenant shall receive from Landlord a refund of the excess so paid by Tenant. Tenant shall have the right, within thirty (30) days from Tenant’s receipt of the annual statement of Additional Rent contemplated above and at Tenant’s sole cost and expense, to review and inspect Landlord’s books and records of Additional Rent for the periods covered by such annual statement.

If the Term commences on any day other than the first day of January, or if the Term ends on any day other than the last day of December, any Additional Rent due Landlord shall be prorated, based on a 365-day year. Upon expiration or termination of this Lease, Tenant shall pay such prorated amount within thirty (30) days of billing. This covenant shall survive the expiration or termination of this Lease.

Section 5.04         Service Charge and Late Penalty.   Tenant’s failure to make any monetary payment required of Tenant under this Lease within five (5) days of the due date therefor shall result in the imposition of a service charge for such late payment in the amount of ten percent (10%) of the amount due; provided that Landlord shall waive such service charge once per calendar year. In addition, any sum not paid within ten (10) days of the due date therefor shall bear interest at the then current prime rate of interest as published in the Wall Street Journal plus two percent (2%) (or such lesser percentage as may be the maximum amount permitted by law) from the date due until paid.

Section 5.05         Triple Net Lease.   It is expressly understood and agreed by and between the parties that this Lease is a triple net lease, and the Base Rent, Additional Rent and all other sums payable hereunder to or on behalf of Landlord shall be paid without notice or demand and without setoff, counterclaim, abatement, suspension, deduction or defense.

ARTICLE VI - UTILITIES AND SERVICES

Tenant shall conduct in its own name and timely pay for all charges for electricity, gas, water, fuel, sewer charges, telephone, trash hauling and any other services or utilities used in, servicing or assessed against the Premises, unless otherwise herein expressly provided. Tenant shall pay all costs caused by Tenant introducing excessive pollutants or solids other than ordinary human waste into the sanitary sewer system, including’ the cost of any permits and any other fees and charges levied by any governmental subdivision in connection with any such pollutants or solids. Tenant shall be responsible for the installation and maintenance of any dilution tanks, holding tanks, settling tanks, sewer sampling devices, sand traps, grease traps or similar devices as may be required by any governmental subdivision for Tenant’s use of the sanitary sewer system. Landlord shall not be required to pay for any utility services, supplies or upkeep in connection with the Premises.

ARTICLE VII - MAINTENANCE AND REPAIR; ALTERATIONS

Section 7.01         Maintenance and Repair.

(a)           Tenant’s Maintenance and Repair.  Tenant shall be responsible for all maintenance and repair to the Premises of whatsoever kind or nature that is not hereinafter set forth specifically as the obligation of Landlord. Tenant shall take good care of the Premises and fixtures, and keep them in good repair and free from filth, overloading, danger of fire or any pest or nuisance, and repair any damage or breakage done by Tenant or its agents, employees or invitees, including damage done to the Building by Tenant’s equipment or installations; provided, however, that Tenant’s maintenance and repair obligations with respect to utility lines shall be limited to those which exclusively serve the Premises from the point of connection with common lines in the Building. Tenant shall be responsible for the repair and replacement of all glass and plate glass on the Premises, as well as all overhead doors, man doors and dock doors. At the end of the Term of this Lease or any extension or renewal thereof, Tenant shall quit and surrender the Premises broom clean in as good condition as when received by Tenant, normal wear and tear, loss or damage by fire or other casualty or act of God or nature excepted. In the event Tenant fails to maintain the Premises as provided for herein, Landlord shall have the right, but not the obligation, to perform such maintenance as is required of Tenant, in which event Tenant shall promptly reimburse Landlord for its costs in providing such maintenance or repairs together with a ten percent (10%) charge for Landlord’s overhead. The provisions of this Section 7.01(a) shall survive the expiration or earlier termination of this Lease.

(b)           Landlord’s Maintenance and Repair.  During the Term, including any extension or renewal thereof, Landlord shall keep and maintain the roof, structural soundness of exterior walls (excluding glass doors, plate glass, overhead doors, man doors and dock doors), foundation and other structural components of the Building, the heating, ventilation and air conditioning equipment for periodic inspection, servicing, repair and replacement of such, all in good condition and repair. Landlord shall be under no obligation and shall not be liable for any failure to make repairs that are Landlord’s responsibility herein until and unless Tenant notifies Landlord in writing of the necessity therefor, in which event Landlord shall have a reasonable time thereafter to make such repairs. In the event that Landlord fails to make any repair required of Landlord hereunder within a reasonable time after written notice from Tenant, Tenant shall have the right to perform such repair and to offset the costs thereof against Tenant’s monthly installments of Base Rent up to a maximum aggregate offset amount of $10,000.

Notwithstanding the foregoing, in the event of an emergency which threatens interference with Tenant’s business operations and/or the safety of the Premises or Tenant’s employees, Tenant shall have the right to perform such maintenance and repairs as are necessary to remedy such emergency and to be reimbursed by Landlord for all costs associated therewith; provided, that Tenant notify Landlord of such emergency as promptly as possible. Following performance of any such emergency obligations set forth in the previous sentence, Landlord shall reimburse Tenant for Tenant’s actual, reasonable cost in connection therewith with payment to be made within thirty (30) business days following Landlord’s receipt from Tenant of a written demand for payment together with evidence of Tenant’s payment thereof; provided, however, that the amount being sought by Tenant shall in no event exceed Twenty Five Thousand and No/100 Dollars ($25,000.00) unless Tenant is acting pursuant to a court order. All repairs by Landlord shall be made in a manner that attempts to cause the least interference with Tenant’s business. Landlord reserves the right to the exclusive use of the roof and exterior walls of the Building which Landlord is so obligated to maintain and repair. If any portion of the Premises which Landlord is obligated to maintain or repair is damaged by the negligence of Tenant, its agents, employees or invitees, then the cost of repairs necessitated by such damage shall be paid by Tenant.

Any structural repairs or improvements undertaken by Landlord that are required for tax purposes to be capitalized or amortized by Landlord shall be capitalized or amortized over the remaining useful life of such structural repairs or improvements and passed through and chargeable to Tenant on a yearly basis in an amount corresponding to the amount capitalized or amortized in such calendar year by Landlord; provided that, to the extent such structural repairs and improvements are necessitated by a defect in the construction of the Premises, such costs shall not be passed through to Tenant.

Notwithstanding the foregoing, Tenant shall be permitted, at Tenant’s sole cost and expense, and upon forty-eight (48) hour advance written notice to Landlord, to access the roof of the Building to install Tenant’s communication equipment (“Tenant’s “Communication Equipment”); provided, that Tenant shall:  (a) engage Landlord’s roofing contractor for any installations of Communication Equipment that requires roof penetrations; (b) provide Landlord with a specific list of all Communication Equipment to be installed and written verification from Landlord’s roofing contractor that the installation of such Communication Equipment will not void the roof warranty; and (c) ensure that any such equipment shall be in compliance with all applicable federal, state and local laws and ordinances. Landlord or its agents shall have the right to be present during the installation of all Communication Equipment, so long as Landlord complies with Tenant’s work schedule.

Section 7.02         Alterations; Mechanics’ Liens.

(a)           Alterations.  Tenant shall not make any alterations, improvements, or additions to the Premises, including, without limitation, any roof penetrations, without the prior written consent and approval of plans therefor by Landlord. Notwithstanding the foregoing sentence, Tenant may make interior, non-structural alterations and improvements to the Premises that cost less than $50,000 in the aggregate and do not effect the structural integrity of the Building without Landlord’s prior consent; provided that Tenant deliver copies of all final plans for such alterations to Landlord. Landlord agrees that Tenant may install, remove and/or replace freezers, coolers, cool docks, racks, battery chargers and other substantial items, trade equipment and fixtures necessary for the conduct of its business in or to the Premises. Landlord’s consent to any alterations, improvements, or additions, or its approval of any plans and specifications therefor, shall create no responsibility or liability on Landlord’s part for their completeness, design sufficiency or compliance with applicable laws, rules and regulations now or hereafter in effect. Alterations, improvements or additions so made upon the Premises, except moveable furniture and equipment placed in the Premises at the expense of Tenant, shall be and become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the termination of this Lease, without disturbance, molestation, injury or damage; provided, however, that only with respect to alterations or improvements made after the initial build out of the Premises, Landlord shall have the option to require Tenant to (i) remove such alterations or improvements at Tenant’s sole cost and expense and (ii) restore the Premises to its prior condition, provided that Landlord so notify Tenant of such requirement at the time Landlord grants approval for such alterations and improvements. In the event damage to the Premises or the Building shall be caused by moving said furniture and equipment in or out of the Premises, said damage shall be promptly repaired at the cost of Tenant. The provisions of this Section 7.02(a) shall survive the expiration or earlier termination of this Lease.

Whenever plans for any Tenant work, whether the initial work at the commencement of the Term or for subsequent alteration,  Landlord’s approval must be given within ten (10) business days after receipt, with partial plan submittals as may be appropriate under the circumstances, and Landlord shall provide approval or notes of changes which if made would be deemed approved within the required time. If the Landlord does not respond, plans will be deemed approved.

(b)           Mechanics’ Liens.  Tenant shall not cause nor permit any mechanic’s liens or other liens, to be placed upon the Premises, the Building or the Property, and in case of the filing of any such lien or claim therefor, Tenant shall, within fifteen (15) business days of Tenant’s notice of the filing of any such lien or claim, discharge same; provided, however, that Tenant shall have the right to contest the validity or amount of any such lien upon its prior posting of security with Landlord, which security, in Landlord’s sole judgment, must be adequate to pay and discharge any such lien in full plus Landlord’s reasonable estimate of its legal fees. Tenant agrees to pay all legal fees and other costs incurred by Landlord because of the placement upon the Property of any mechanic’s or other liens attributable to Tenant. Tenant shall file and post all Notices of Commencement and amendments thereof in the places required under Section 1311.04 of the Ohio Revised Code (“Code”) at any time when it commences any alteration or improvement to the Premises, and when any amendment to any such Notice of Commencement is required by Section 1311.04 of the Code. Landlord and Tenant acknowledge and agree that Tenant shall not be deemed the agent of Landlord for any purpose in connection with any labor or material furnished to the Premises in furtherance of a contract therefor entered by Tenant, including Tenant’s Work.

ARTICLE VIII - SEVERABLE PROPERTY

Section 8.01         Severable Property.  Tenant may, at its expense, install, assemble or place on the Premises and remove and substitute any items of machinery, equipment, furniture, furnishings or other personal property used or useful in Tenant’s business and trade fixtures described in Exhibit “E”, (collectively, the “Severable Property”), and title to same shall remain in Tenant.

Section 8.02         Removal.   Tenant shall remove the Severable Property at the expiration or prior termination of this Lease. Any of Tenant’s Severable Property not removed by Tenant prior to the expiration of this Lease or thirty (30) days after an earlier termination this Lease shall be considered abandoned by Tenant and may be appropriated, sold, destroyed or otherwise disposed of by Landlord without obligation to account therefor. Tenant will repair at its expense all damage to the Premises necessarily caused by the removal of Tenant’s Severable Property, whether affected by Tenant or by Landlord. The provisions of this Section 8.02 shall survive the expiration or earlier termination of this Lease.

ARTICLE IX - ASSIGNMENT AND SUBLETTING

Section 9.01         Tenant’s Assignment and Subletting.  Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned:  (i) assign, convey, mortgage or otherwise transfer this Lease or any interest hereunder, or sublease the Premises, or any part thereof, whether voluntarily or by operation of law; or (ii) permit the use of the Premises, or any part thereof, by any person other than Tenant, its affiliates and their employees. Any such transfer, sublease or use described in the preceding sentence (a “Transfer”) occurring without the prior written consent of Landlord shall be void and of no effect. Landlord’s consent to any Transfer shall not constitute a waiver of Landlord’s right to withhold its consent to any future Transfer. Landlord’s consent to any Transfer or acceptance of rent from any party other than Tenant shall not release Tenant from any covenant or obligation under this Lease. Each Transfer with Landlord’s consent shall be expressly made subject to the provisions hereof. No such Transfer shall modify or limit any right or power of Landlord hereunder or affect or reduce any obligation of Tenant hereunder, and all such obligations shall be those of Tenant and shall continue in full effect as obligations of a principal and not of a guarantor or surety, as though no subletting or assignment had been made, such liability of the Tenant named herein to continue notwithstanding any subsequent modifications or amendments of this Lease. Except with respect to a general pledge or assignment of all or substantially all of Tenant’s assets, to secure general borrowings or credit arrangements of Tenant, neither this Lease nor the Lease Term hereby demised shall be mortgaged by Tenant, nor shall Tenant mortgage or pledge its interest in any sublease of the Premises. Any sublease or assignment of Tenant’s interest hereunder made otherwise than as expressly permitted by this Section shall be void. Tenant shall, within twenty (20) days after the execution of any Transfer consented to by Landlord, deliver a conformed, fully executed copy thereof to Landlord. In the event that pursuant to any assignment or sublease, Tenant receives or has the right to receive any monies, rental payments or any other consideration in excess of Tenant’s rental obligations hereunder, Tenant guarantees that fifty percent (50%) of all such excess amounts from any sublease or assignments shall, when due or payable, be immediately delivered or paid to the Landlord by Tenant or any such assignee or subtenant. Fifty percent (50%) of all such monies, rental payments or any other consideration shall be the sole and exclusive property of Landlord.

Notwithstanding anything contained herein to the contrary, Tenant may, upon prior written notice to Landlord, sublease to any subsidiary, parent or affiliate of Tenant, provided that (a) such subtenant shall have a tangible net worth at least equal to or greater than Tenant’s tangible net worth as of the date of this Lease, (b) there is no change in the use of the Premises by the subtenant, and the subtenant’s proposed use and occupancy otherwise fully comply with the terms of this Lease, and (c) Tenant shall remain primarily liable for all of the terms, conditions and obligations set forth in this Lease.

Section 9.02         Tenant’s Transfer Rights.   Notwithstanding anything in this Lease to the contrary, (i) a sale of the assets, stock or ownership interests, change of control of Tenant or arrangements with third parties to operate within the premises in the form of a space concession, leased or licensed department, shall not be deemed to be a transfer, assignment or sublease for purposes of this lease and (ii) Tenant shall have the right to effect a “Permitted Transfer”. As used herein the term “Permitted Transfer” shall mean the right (a) to sublet the Premises, or portions thereof, or (b) to assign this Lease in connection with any of the following: (1) sale of any of the stock or ownership interests or assets of Tenant, (2) merger or consolidation of Tenant or (3) an assignment or sublet to an entity which is controlled by, controlling or under common control with Tenant. Tenant shall have the right to effect a Permitted Transfer in each case without Landlord’s consent, Landlord shall have no right to increase the Rent under this Lease, to recapture any or all of the Premises or terminate the Lease or to seek the payment of any costs of the landlord in connection with such Permitted Transfer. No Permitted Transfer will release or discharge Tenant of or from any liability, whether past, present, or future, under this Lease, and Tenant shall continue fully liable thereunder unless such assignee or sublessee, has a net worth equal to or in excess of the net worth of Tenant as of the date hereof. Tenant shall deliver to Landlord promptly after the effective date of any sublease or assignment, an executed copy of each such sublease or assignment.

Section 9.03         Transfer or Pledge by Landlord.   Landlord shall be free to transfer its fee interest in the Premises or any part thereof or interest therein, subject, however, to the terms of this Lease. Any such transfer of a fee interest shall relieve the transferor of all liability and obligation hereunder (to the extent of the interest transferred) accruing after the date of the transfer and any assignee shall be bound by the terms and provisions of this Lease. Landlord shall be free to pledge or mortgage its interest in the Premises and this Lease on the condition that either (i) this Lease shall be superior to such pledge or mortgage or (ii) if Landlord elects to have this Lease be subordinate to the mortgage of any lender of Landlord, Tenant receives a nondisturbance agreement reasonably acceptable to Tenant from the holder of such pledge or mortgage.

ARTICLE X - CASUALTY AND CONDEMNATION

Section 10.01       Casualty, Damage or Destruction.

(a)           Landlord’s Rights to Terminate or Restore. If the Premises or the Building or any part thereof is damaged by fire or other casualty and such damage exceeds sixty percent (60%) of the insurable value of the Premises at the time such damage occurs, and Landlord shall determine not to restore same, Landlord may, by written notice to Tenant, given within thirty (30) days after such damage, terminate this Lease as of the date of the damage. If this Lease is not terminated as above provided and if the Premises are made partially or wholly untenantable as aforesaid, Landlord, at its expense, shall restore the same, with reasonable promptness, to the condition in which Landlord furnished the Premises to Tenant at the commencement of the Term as to those items that were provided at Landlord’s expense without any reimbursement by Tenant. Landlord shall be under no obligation to restore any alterations, improvements or additions to the Premises made by Tenant or paid for by Tenant, including, but not limited to, any of the initial tenant finish done or paid for by Tenant or any subsequent changes, alterations or additions made by Tenant. In all cases, due allowance shall be made for reasonable delay caused by adjustment of insurance loss, strikes, labor difficulties or any cause beyond Landlord’s reasonable control. For the purposes of this Lease, the Premises shall be considered tenantable so long as and to the extent that the Premises are occupied. In any event, Tenant shall be responsible for the removal, or restoration, when applicable, of all its damaged property and debris from the Premises, upon request by Landlord or reimburse Landlord for the cost of removal.

(b)           Tenant’s Right to Terminate. If, as a result of fire or other casualty the Premises are made partially or wholly untenantable and if Landlord has not terminated this Lease as provided above and fails, within a reasonable period of time based on the extent of the damage but in no event for a period in excess of two hundred forty (240) days after the date of the fire or other casualty, to eliminate substantial interference with Tenant’s use of the Premises or substantially to restore same, Tenant may terminate this Lease as of the end of said two hundred forty (240) days by notice to Landlord given not later than five (5) days after the expiration of said 240-day period.

(c)           Rent Abatement. If the Premises are rendered totally untenantable but this Lease is not terminated, Rent shall abate from the date of the fire or other casualty, cause or condition until one hundred twenty (120) days after Landlord has completed its restoration work and the Premises are ready for occupancy and reasonably accessible to Tenant. If a portion of the Premises is untenantable, Rent shall abate in the proportion which the approximate area of the damaged portion bears to the total area of the Premises from the date of the fire or other casualty, cause or condition until the damaged portion is ready for occupancy and reasonably accessible to Tenant; and this Lease shall continue in full force and effect for the balance of the Term

Section 10.02       Eminent Domain.

(a)           If the whole of the Premises shall be taken by right of eminent domain by any governmental authority or other body having the right of condemnation, this Lease shall automatically terminate on the date of vesting of title pursuant to such proceedings. All rent shall be adjusted to the date of termination.

(b)           If a sufficient part of the Premises shall be taken under the right of eminent domain so that the remainder cannot, in the reasonable opinion of Landlord, be used for the same purpose as before the condemnation or taking, or so as to make the use of the remainder of the Premises by Tenant physically or economically impracticable, or the condemnation or taking will prevent the use of the remainder of the Premises for the purposes contemplated by this Lease, or if a restriction of any kind or nature, such as the taking of part of all of a street, alley or other means now available for ingress to or egress from the Premises which would prevent or substantially interfere with Tenant’s use of the Premises, then Tenant shall have the option of terminating this Lease. The termination shall be effected by written notice delivered to Landlord within thirty (30) days from the date of the taking or restriction, and it will be effective as of the date of the restriction or taking. In the event of a partial taking which does not result in a termination of this Lease, rent shall be reduced in proportion to the reduction in the size of the Building so taken and this Lease shall be modified accordingly. Promptly after obtaining knowledge thereof, Landlord or Tenant, as the case may be, shall notify the other of any pending or threatened condemnation or taking affecting the Premises or the Building.

(c)           If any part of the Premises shall be taken and Tenant does not have an election to cancel the Lease as stated above, or, having such election does not exercise it, this Lease shall continue in full force and effect as to that part of the Premises which has not been so taken; and Landlord shall make such repairs and do such other work as may be necessary to make the remaining portion of the Premises a complete and sound architectural and structural unit. In addition to, and without limiting the foregoing, the parties agree that to the extent, and for the period of time, that the remaining portion of the Premises are rendered untenantable because of the aforesaid work and repairs, a reduction in proportion to that part of the Premises being repaired shall be made in rent.

(d)           In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired term of this Lease or otherwise; provided, that nothing contained herein shall preclude Tenant from seeking and obtaining, at its own cost and expense, an award from the condemning authority for loss of business, the value of any personal property of Tenant taken by the condemning authority or moving expenses, so long as such award will not result in a diminution of the award made to Landlord.

ARTICLE XI - INSURANCE AND INDEMNIFICATION

Section 11.01                     Insurance.

(a)                                  Tenant will maintain insurance on the Premises of the following character:

(i)                                     Insurance against all risks of direct physical loss, including loss by fire, lightning and other risks which at the time are included under “extended coverage” endorsements, in amounts of the actual replacement value of the Improvements, exclusive of foundations and excavations;

(ii)                                  General public liability insurance and/or umbrella liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises in the amount of $5,000,000 combined single limit per occurrence and is the aggregate for bodily injury or death to any one person and for property damage to others or in such greater amounts as are then customary for property similar in use to the Premises;

(iii)                               Business interruption insurance sufficient to cover an interruption of Tenant’s business for a period of one year;

(iv)                              Worker’s compensation insurance (including employers’ liability insurance, if requested by Landlord) to the extent required by the law of the state in which the Premises are located and to the extent necessary to protect Landlord and the Premises against Tenant’s workers’ compensation claims (to the extent permitted by applicable law, Tenant may self-insure with respect to worker’s compensation insurance);

(v)                                 To the extent that any boiler or similar machinery is located on the Premises, boiler and machinery insurance in respect of any boilers and similar apparatus located on the Premises in the amount necessary to cover the replacement cost value;

(vi)                              During any period of construction on the Premises by Tenant, builder’s risk insurance on a completed value, basis for the total cost of such alterations or improvements; and

(vii)                           Such other insurance in such amounts and against such risks, as is commonly obtained in the case of property similar in use to the Premises and located in the state in which the Premises are located by prudent owners of such property, including but not limited to, flood insurance (if the Premises is in a flood plain).

Such insurance shall be written by companies authorized to do business in the state where the Premises are located and carrying a claims paying ability rating of at least A;X by A. M. Best Company and, with the exception of workers’ compensation insurance and employer’s liability insurance, shall name Landlord as an additional insured (loss payee with respect to property hazard insurance) as its interest may appear. If the Premises or any part thereof shall be damaged or destroyed by Casualty, and if the estimated cost of rebuilding, replacing or repairing the same shall exceed $50,000, Tenant promptly shall notify Landlord thereof.

(b)                                 Every policy referred to in subsection 11.01(a) shall provide that it will not be cancelled except after thirty (30) days written notice to Landlord and the Mortgagee and that it shall not be invalidated by any act or negligence of Landlord, Tenant or any person or entity having an interest in the Premises, nor by occupancy or use of the Premises for purposes more hazardous than permitted by such policy, nor by any foreclosure or other proceedings relating to the Premises, nor by change in title to or ownership of the Premises.

(c)                                  Tenant shall deliver to Landlord and Mortgagee duplicate certificates of insurance, satisfactory to Landlord and Mortgagee evidencing the existence of all insurance which is required to be maintained by Tenant hereunder, such delivery to be made upon the execution and delivery hereof. Tenant shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section 11.01(c) unless Landlord is named an additional insured therein and unless there is a mortgagee endorsement in favor of Mortgagee with loss payable as provided herein. Tenant shall immediately notify Landlord whenever any such separate insurance is obtained and shall deliver to Landlord and Mortgagee the policies or certificates evidencing the same. Any insurance required hereunder may be provided under blanket policies, provided that the Premises are specified therein.

(d)                                 The requirements of this Section 11.01(c) shall not be construed to negate or modify Tenant’s obligations under Section 11.02.

Section 11.02                     Indemnification.  Except for the negligence (not including negligence imputed to the Indemnified Parties (as defined below) by the actions of third parties which are unaffiliated with or acting for or on behalf of or under any such Indemnified Party) or willful misconduct of any Indemnified Party (as defined herein), Tenant shall defend all actions against Landlord, the holder of any mortgage on the Premises and any partner, officer, director, member, employee or shareholder of the foregoing (individually, an “Indemnified Party”, and collectively, “Indemnified Parties”), with respect to, and shall pay, protect, indemnify and save harmless the Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including, without limitation, reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from any occurrence in, upon or at the Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, licensees, concessionaires or invitees or by anyone permitted to be on the Premises by Tenant. Tenant assumes all risks of, and Landlord, its employees and agents shall not be liable for, injury to person or damage to property resulting from the condition of the Premises or from the bursting or leaking of any and all pipes, utility lines, connections, or air conditioning or heating equipment in, on or about the Premises, or from water, rain or snow which may leak into, issue or flow from any part of the Building. Tenant agrees, at all times, to indemnify and hold Landlord, its employees and agents harmless from and against all actions, claims, demands, costs, damages or expenses of any kind which may be brought or made against them or which they may pay or incur by reason of Tenant’s occupancy of the Premises or its negligent performance of or failure to perform any of its obligations under this Lease. In case Landlord or its employees or agents shall, without fault on their part, be made a party to any litigation commenced by or against Tenant, then Tenant shall indemnify, defend and hold them harmless and shall pay all costs, expenses and reasonable attorneys’ fees incurred or paid by them in connection with such litigation.

Landlord shall indemnify, protect, defend, and hold Tenant harmless from claims, actions, damages, liabilities and expenses (including reasonable attorneys’ fees and court costs) in connection with loss of life, bodily or personal injury or property damage:  (i) arising from or out of any occurrence in, upon, or at or from the Premises, when the same are a direct result of any act or omission of Landlord, its agents, contractors, employees, licensees or concessionaries; or (ii) resulting from a breach of this Lease by Landlord.

ARTICLE XII - DEFAULT AND REMEDIES

Section 12.01                     Default Provisions.

(a)                                  Any of the following occurrences or acts shall constitute an Event of Default under this Lease:

(i)                                     If Tenant shall:  (1) fail to pay any Base Rent, Additional Rent or other sum within five (5) business days of the date such payment is required to be paid by Tenant hereunder, provided that not more than twice per calendar year, Landlord shall provide Tenant with written notice of its failure to make such payments and an additional five (5) days to cure; or (2) fail to observe or perform any other provision hereof and such nonmonetary failure shall continue for thirty (30) days after written notice to Tenant of such failure (provided, that, in the case of any such failure which cannot be cured by the payment of money and cannot with diligence be cured within such 30-day period, if Tenant shall promptly commence to cure the same and thereafter prosecute the curing thereof with diligence, the time within which such failure may be cured shall be extended for such period not to exceed ninety (90) days as is necessary to complete the curing thereof with diligence);

(ii)                                  If any representation or warranty of Tenant set forth herein or in any certificate provided by Tenant pursuant to this Lease, shall prove to be incorrect in any material adverse respect as of the time when the same shall have been made in a way adverse to Landlord and Landlord shall suffer a loss or detriment as a result thereof, including, without limitation, the taking of any action (including, without limitation, the demise of the Premises to Tenant herein) in reliance upon such representation or warranty and, in each case, the facts shall not be conformed to the representation and warranty as soon as practicable in the circumstances (but in no event to exceed thirty (30) days) after written notice to Tenant from Landlord of such inaccuracy and Landlord restored to the position it would have enjoyed had such representation or warranty been accurate at the time it was made;

(iii)                               If Tenant shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any federal or state law or shall be adjudicated a bankrupt or become insolvent or shall make an assignment for the benefit of creditors, or if a petition proposing the adjudication of Tenant as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and Tenant shall consent to or acquiesce in the filing thereof or such petition shall not be discharged or denied within sixty (60) days after the filing thereof;

(iv)                              If a receiver, trustee or conservator of Tenant, or of all or substantially all of the assets of Tenant, or of the Premises or Tenant’s estate therein shall be appointed in any proceeding brought by or against Tenant, or if any such receiver, trustee or conservator shall be appointed in any proceeding brought against Tenant and shall not be discharged within sixty (60) days after such appointment, or if Tenant shall consent to or acquiesce in such appointment; or

(v)                                 If the Premises shall not be maintained or secured in the manner required hereunder for a period of thirty (30) consecutive days.

(b)                                 If an Event of Default shall have occurred and be continuing beyond the applicable cure period, if any, Landlord shall have the right to give Tenant notice of Landlord’s termination of the Lease Term. Upon the giving of such notice, the Lease Term and the estate hereby granted shall expire and terminate on such date as fully and completely and with the same effect as if such date were the date herein fixed for the expiration of the Lease Term, and all rights of Tenant hereunder shall expire and terminate, but Tenant shall remain liable as hereinafter provided.

(c)                                  If an Event of Default shall have occurred and be continuing, Landlord shall have the immediate right, whether or not the Lease Term shall have been terminated pursuant to subsection 12.01(b), to reenter and repossess the Premises and the right to remove all persons and property therefrom by summary proceedings, ejectment or any other legal action or in any lawful manner Landlord determines to be necessary or desirable. Landlord shall be under no liability by reason of any such reentry, repossession or removal. No such reentry, repossession or removal shall be construed as an election by Landlord to terminate the Lease Term unless a notice of such termination is given to Tenant pursuant to subsection 12.01(b) or unless such termination is decreed by a court.

(d)                                 At any time or from time to time after a reentry, repossession or removal pursuant to subsection 12.01(c), whether or not the Lease Term shall have been terminated pursuant to subsection 12.01(b) Landlord may relet the Premises for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant, for such term or terms and on such conditions and for such uses as Landlord, in its absolute discretion, may determine. Landlord may collect any rents payable by reason of such reletting. Landlord shall not be liable for any failure to relet the Premises or for any failure to collect any rent due upon any such reletting.

(e)                                  No expiration or termination of the Lease Term pursuant to subsection 12.01(b), by operation of law or otherwise, and no reentry, repossession or removal pursuant to subsection 12.01(c) or otherwise, and no reletting of the Premises pursuant to subsection 12.01(d) or otherwise, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, reentry, repossession, removal or reletting.

(f)                                    In the event of any expiration or termination of the Lease Term or reentry or repossession of the Premises or removal of persons or property therefrom by reason of the occurrence of an Event of Default, Tenant shall pay to Landlord all Base Rent, Additional Rent and other sums required to be paid by Tenant, in each case to and including the date of such expiration, termination, reentry, repossession or removal, and, thereafter, Tenant shall, until the end of what would have been the Lease Term in the absence of such expiration, termination, reentry, repossession or removal and whether or not the Premises shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages:  (i) all Base Rent, all additional rent and other sums which would be payable under this Lease by Tenant in the absence of any such expiration, termination, reentry, repossession or removal, together with all expenses of Landlord in connection with such reletting (including, without limitation, all repossession costs, brokerage commissions, reasonable attorneys’ fees and expenses (including, without limitation, fees and expenses of appellate proceedings), employee’s expenses, alteration costs and expenses of necessary preparation for such reletting), less (ii) the net proceeds, if any, of any reletting effected for the account of Tenant pursuant to subsection 12.01(d). Tenant shall pay such liquidated and agreed current damages on the dates on which rent would be payable under this Lease in the absence of such expiration, termination, reentry, repossession or removal, and Landlord shall be entitled to recover the same from Tenant on each such date.

(g)                                 At any time after any such expiration or termination of the Lease Term or reentry or repossession of the Premises or removal of persons or property therefrom by reason of the occurrence of an Event of Default, whether or not Landlord shall have collected any liquidated and agreed current damages pursuant to subsection 12.01(f), Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant’s default and in lieu of all liquidated and agreed current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the excess, if any, of (a) the aggregate of all Base Rent, additional rent and other sums which would be payable under this Lease, in each case from the date of such demand (or, if it be earlier, to date to which Tenant shall have satisfied in full its obligations under subsection 12.01(f) to pay liquidated and agreed current damages) for what would be the then unexpired Lease Term in the absence of such expiration, termination, reentry, repossession or removal, discounted at the rate of 5% per annum, over (b) the then fair rental value of the Premises, discounted at the rate of 5% per annum for the same period. If any law shall limit the amount of liquidated final damages to less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such law.

(h)                                 If Landlord terminates this Lease or Tenant’s right to possession, Landlord shall use its reasonable efforts to mitigate Landlord’s damages. Such mitigation shall be subject to the following: (a) reasonable efforts to mitigate shall not exceed such efforts as Landlord generally uses to lease other space, (b) Landlord will not be deemed to have failed to mitigate if Landlord leases any other portions of the Building before reletting all or any portion of the Premises, (c) Landlord may relet the Premises for a term greater or lesser than that remaining under the Lease Term, as a part of a larger area, and the right to change the character or use made of the Premises, and (d) any failure to mitigate as described herein with respect to any period of time shall only reduce the Rent and other amounts to which Landlord is entitled hereunder by the reasonable rental value of the Premises during such period.

Section 12.02                     Bankruptcy or Insolvency.

(a)                                  If Tenant shall become a debtor in a case filed under Chapter 7 or Chapter 11 of the Bankruptcy Code and Tenant or Tenant’s trustee shall fail to elect to assume this Lease within sixty (60) days after the filing of such petition or such additional time as provided by the court within such 60-day period, this Lease shall be deemed to have been rejected. Immediately thereupon, Landlord shall be entitled to possession of the Premises without further obligation to Tenant or Tenant’s trustee, and this Lease, upon the election of Landlord, shall terminate, but Landlord’s right to be compensated for damages (including, without limitation, liquidated damages pursuant to any provision hereof) or the exercise of any other remedies in any such proceeding shall survive, whether or not this Lease shall be terminated.

(b)                                 Neither the whole nor any portion of Tenant’s interest in this Lease or its estate in the Premises shall pass to any trustee, receiver, conservator, assignee for the benefit of creditors or any other person or entity, by operation of law or otherwise under the laws of any state having jurisdiction of the person or property of Tenant, unless Landlord shall have consented to such transfer. No acceptance by Landlord of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to constitute such consent by Landlord nor shall it be deemed a waiver of Landlord’s right to terminate this Lease for any transfer of Tenant’s interest under this Lease without such consent.

(c)                                  In the event of an assignment of Tenant’s interests pursuant to this Section 12.02, the right of any assignee to extend the Lease Term for an Extended Term beyond the Initial Term or the then current Extended Term of this Lease shall be extinguished.

Section 12.03                     Additional Rights of Landlord.

(a)                                  No right or remedy hereunder shall be exclusive of any other right or remedy, but shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing. Failure to insist upon the strict performance of any provision hereof or to exercise any option, right, power or remedy contained herein shall not constitute a waiver or relinquishment thereof for the future. Receipt by Landlord of any Base Rent, Additional Rent or other sums payable hereunder with knowledge of the breach of any provision hereof shall not constitute waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless made in writing. Landlord shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any of the provisions hereof, or to a decree compelling performance of any of the provisions hereof, or to any other remedy allowed to Landlord by law or equity.

(b)                                 Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have to redeem the Premises or to have a continuance of this Lease after termination of Tenant’s right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease, or after the termination of the Lease Term as herein provided, (ii) the benefits of any law which exempts property from liability for debt and (iii) Tenant specifically waives any rights of redemption or reinstatement available by law or any successor law.

(c)                                  If an Event of Default on the part of Tenant shall have occurred hereunder and be continuing, then, without thereby waiving such default, Landlord may, but shall be under no obligation to, take all action, including, without limitation, entry upon the Premises, to perform the obligation of Tenant hereunder immediately and without notice in the case of any emergency as may be reasonably determined by Landlord and upon five business days notice to Tenant in other cases. All reasonable expenses incurred by Landlord in connection therewith, including, without limitation, attorneys’ fees and expenses (including, without limitation, those incurred in connection with any appellate proceedings), shall constitute additional rent under this Lease and shall be paid by Tenant to Landlord upon demand.

(d)                                 If Tenant shall be in default in the performance of any of its obligations under this Lease beyond any applicable grace or cure period hereunder, Tenant shall pay to Landlord, on demand, all expenses incurred by Landlord as a result thereof, including, without limitation, reasonable attorneys’ fees and expenses (including, without limitation, those incurred in connection with any appellate proceedings). If Landlord shall be made a party to any litigation commenced against Tenant for which Tenant’s indemnification of Landlord under this Lease is applicable and Tenant shall fail to provide Landlord with counsel approved by Landlord and pay the expenses thereof, Tenant shall pay all costs and reasonable attorneys’ fees and expenses in connection with such litigation (including, without limitation, fees and expenses incurred in connection with any appellate proceedings).

ARTICLE XIII - ESTOPPEL CERTIFICATES

Tenant and Landlord will, upon ten (10) days written notice at the request of Landlord or Tenant, as the case may be, execute, acknowledge and deliver a certificate which states that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and setting forth such modifications) as well as the dates to which Base Rent, Additional Rent and other sums payable hereunder have been paid and either stating that to the knowledge of Landlord or Tenant, as the case may be, no default exists hereunder or specifying each such default of which Landlord or Tenant, as the case may be, has knowledge and whether or not Tenant is still occupying and operating the Premises. Any such certificate may be relied upon by any actual or prospective mortgagee or purchaser of the Premises.

ARTICLE XIV - SUBORDINATION; ATTORNMENT;TITLE

Prior to delivery of the Premises to Tenant, Landlord shall cause the holder or holders of each and every mortgage or trust deed affecting the Premises and the lessee under any ground or underlying lease to deliver a subordination, nondisturbance and attornment agreement in substantially similar form to that attached as Exhibit H (the “SNDA”) to Tenant executed by all parties. Landlord may not delay delivery to Tenant of the SNDA in order to obtain the SNDA. Notwithstanding the foregoing, at the request of the holder of any of the aforesaid mortgage or mortgages or the lessor under the aforesaid ground, master or underlying lease, this Lease may be made prior and superior to such mortgage or mortgages and/or such ground, master or underlying lease. Tenant shall attorn to the successor in interest of Landlord following any transfer of such interest which occurs either voluntarily or by operation of law and to recognize such successor as the Landlord under this Lease. Such attornment is to be effective only upon delivery to Tenant of an Subordination, Nondisturbance and Attornment Agreement substantially in the form of Exhibit H.

Attached hereto as Exhibit I is a current title insurance commitment for the Premises obtained by Landlord at no cost to Tenant. Landlord warrants to Tenant that Landlord is not aware of any matters affecting the title to the Premises that are not set forth on Exhibit I.

ARTICLE XV - TERMINATION AND HOLDING OVER

Upon the expiration or earlier termination of this Lease, Tenant shall surrender to Landlord the Premises and all Tenant’s improvements and alterations in good, clean, orderly and undamaged condition, ordinary wear and tear excepted, and Tenant shall deliver to Landlord all keys to the Premises, remove all its personal property and make all necessary repairs. Landlord may elect to retain or dispose of, in any manner, any alterations or personal property that Tenant does not remove form the Premises on expiration or termination of this Lease. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord’s retention or disposition of any such alterations or personal property. Tenant shall be liable to Landlord for Landlord’s costs of storing, removing and/or disposing of any such alterations or personal property.

In the event of a holding over by Tenant after expiration or termination of this Lease without the consent in writing of Landlord, Tenant shall be deemed a tenant at sufferance and shall pay rent for such occupancy at the rate of one hundred twenty-five percent (125%) of the last current Base Rent and will continue to pay Additional Rent, prorated for the entire holdover period, plus all attorneys’ fees and expenses incurred by Landlord in enforcing its rights hereunder, plus any other damages occasioned by such holding over. Except as otherwise agreed, any holding over with the written consent of Landlord shall constitute Tenant a month-to-month tenant. In no event shall Tenant be liable to Landlord or any third party for any damages, costs or expenses of any nature as a result of Tenant’s remaining in possession of the Premises after the expiration or termination of the Term unless such retention of possession continues for thirty (30) business days after Tenant’s receipt of written notice from Landlord advising Tenant that it must vacate the Premises within thirty (30) business days of such notice or be liable for such damages.

ARTICLE XVI - DECLARATION OF CENTERPOINT BUSINESS PARK

By execution of this Lease, Tenant shall automatically become a member of Centerpoint Business Park Owners Association, Inc., an Ohio not-for-profit corporation, formed for the purpose of:  (a) administering the Common Facilities and Common Area Easements throughout the Property, as such terms are defined in the Declaration of Covenants, Conditions and Restrictions for Centerpoint Business Park (the “Declaration”), a copy of which is attached hereto as Exhibit “C”; (b) allocating and imposing financial responsibility for such tasks among the Owners of the Property; and (c) enforcing the various covenants, conditions and restrictions set forth in the Declaration. Tenant agrees to be bound by the terms and conditions contained in the Declaration throughout the entire Term of this Lease.

ARTICLE XVII - RIGHT OF FIRST OFFER

Landlord grants to Tenant a right of first offer with respect to the lease of any available adjacent space in the Building up to approximately 210,953 additional square feet (the “Adjacent Space”). If, at any time or from time to time, Landlord determines to lease any portion of the Adjacent Space to an unrelated third party, Landlord shall notify Tenant of such determination and the terms and conditions of the leasing that would be acceptable to Landlord. Tenant shall have five (5) business days after notice of such determination by Landlord to determine whether it elects to accept such terms and lease the portion of the Adjacent Space by notifying Landlord in writing within such five (5) business day period of its election. If Tenant elects to lease such space, Landlord will prepare a lease amendment to this Lease. If Tenant declines to lese the space, but if at the time a third party is prepared to lese such space, or any portion thereof, and the terms materially differ from those offered to Tenant, Landlord shall so advise Tenant and Tenant shall have three (3) business days after notice of such terms to elect to lease the space on such revised terms.

ARTICLE XVIII - SIGNS

Tenant may place exterior signage on the front and rear of the Premises and on the pylon or monument, if any, only after obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, and all necessary governmental approvals, if any. Any such signs of Tenant shall be in compliance with the Declaration for Centerpoint Business Park and all local ordinances, and the determination of such requirements and the prompt compliance therewith shall be the responsibility of Tenant. Tenant shall, at Tenant’s sole cost and expense, maintain all such approved signs, advertising or display matter in good condition and repair and shall pay for all electric current consumed thereby. Upon the expiration or earlier termination of this Lease, Tenant shall remove any signs and repair any damage resulting from such removal.

ARTICLE XIX - WAIVER OF SUBROGATION

Landlord and Tenant hereby release each other and each other’s employees, agents, customers and invitees from liability for any loss, damage or destruction of real or personal property occurring in, on or about the Premises, the Building or the Property by reason of fire or other casualty to the extent compensation for such loss is received by the owner of such property from insurance or would have been insured against if the damaged party had maintained insurance required by this Lease, even if such loss, damage or destruction is caused by the negligence of a person hereby released. Each party shall cause its respective insurance carrier to permit the waiver of subrogation as set forth herein.

ARTICLE XX - PARKING

Tenant shall have the exclusive use of the Parking Spaces set forth in Section 1.01 (s) hereof. With the prior written consent of Landlord and at Tenant’s sole cost and expense, Tenant may add additional trailer parking spaces on the north side of the Building adjacent to the Premises in the area shown on Exhibit A. If the amount or number of such parking spaces or areas is diminished through no fault of Landlord, this Lease shall remain in full force and effect, and Landlord shall not be subject to any liability, nor shall Tenant be entitled to any compensation or abatement of Rent.

ARTICLE XXI - LANDLORD’S WORK/TENANT IMPROVEMENTS

Landlord shall, at its sole cost and expense:  (a) construct and improve the Building in accordance with applicable zoning and building laws and ordinances; (b) complete the Building in accordance with the plans prepared by Landlord’s architect; and (c) complete those improvements to the Premises detailed on the schedule attached Exhibit “G” (the “Tenant Improvements”) on a “turn-key” basis. Tenant shall not do anything, nor fail to do anything, that will cause a delay in the completion of the construction of the Building or Landlord’s Work or that will increase the costs of such construction. In the event Tenant fails to cooperate or comply with this Article XXI and such failure results in a delay of completion of the construction of the Building or Landlord’s Work, Tenant shall be responsible to Landlord for all Rent that would have been due from Tenant under this Lease but for such delay. Tenant acknowledges and agrees that the Building and all improvements constituting Landlord’s Work and/or Tenant Improvements are the property of Landlord and, upon the expiration or earlier termination of this Lease for any reason, all such Tenant Improvements shall remain in the Premises.

Tenant, prior to the commencement of the Term, is being permitted hereunder to enter upon the Premises to install certain equipment. Any work done by Tenant prior to Landlord’s completion of the construction of the Building or Landlord’s Work shall be done in such a manner as will not interfere with the progress of the completion of the Building or Landlord’s Work, and Landlord shall have no liability or responsibility for loss of, or any damage to, fixtures, equipment or other property of Tenant so installed or placed upon the Premises.

The terms of this Lease, including, without limitation, the Tenant Improvements, shall prevail as to the allocation of costs or responsibilities for the performance of Landlord’s or Tenant’s work. During the period of Landlord’s construction of the Tenant Improvements, to the extent Tenant has taken early occupancy for the purposes of racking and shelving, as permitted herein, Tenant shall have access to loading docks and the Premises, subject to reasonable scheduling consistent with the Landlord’s work and Tenant’s obligation to not interfere therewith.

At the time of Landlord’s delivery of the Premises on the Delivery Date, Landlord’s work shall be substantially completed such that only minor work of the type typically referred to as “punchlist” items remain. Landlord and Tenant shall agree upon a formal punchlist of such remaining work at such time which will also include a schedule to complete the punchlist items. If the parties are not able to agree on the punchlist, they will each ask their respective architects to select a mutually agreed on third party architect . Landlord shall act diligently to complete the punchlist items in accordance with the schedule, failing which Tenant may do so at the cost of landlord.

Landlord shall be responsible to obtain the certificate of occupancy, and Landlord shall promptly deliver a copy thereof to Tenant.

Landlord shall also deliver to Tenant at the time of Landlord’s delivery of the Premises copies of all instruction manuals and warranties pertaining to Landlord’s work and the construction of the Tenant Improvements.

ARTICLE XXII - MISCELLANEOUS

Section 22.01                     No Merger.   There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises by reason of the fact that the same person acquires or holds, directly or indirectly, this Lease or the leasehold estate hereby created or any interest herein or in such leasehold estate, as well as the fee estate in the Premises or any interest in such fee estate.

Section 22.02                     Notices and Other Instruments.   All notices, offers, consents and other instruments given pursuant to this Lease shall be in writing, sent by a courier or express service guaranteeing overnight delivery, and addressed to Landlord and Tenant at the address for each set forth in Sections 1.01 (a) and (b), respectively, and shall be effective upon receipt or refusal by the addressee to accept delivery. Landlord and Tenant each may from time to time specify, by giving fifteen (15) days notice to each other party, (i) any other address in the United States as its address for purposes of this Lease and (ii) any other person or entity in the United States that is to receive copies of notices, offers, consents and other instruments hereunder. Notices required under this Lease may be given by an attorney representing the notifying party or, if from Landlord, by Landlord’s managing agent, if any. Except for property operating notices, as opposed to notices of default, rent payment and the like, no notice shall be given at the Premises.

Section 22.03                     Surrender.   Upon the expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in good repair and condition except for any damage resulting from Condemnation or Casualty or normal wear and tear not required to be repaired by Tenant. The provisions of this Section and Article III shall survive the expiration or other termination of this Lease.

Section 22.04                     Separability; Binding Effect; Governing Law; Time of the Essence.   Each provision hereof shall be separate and independent, and the breach of any provision by Landlord shall not discharge or relieve Tenant from any of its obligations hereunder. Each provision hereof shall be valid and shall be enforceable to the extent not prohibited by law. If any provision hereof or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. All provisions contained in this Lease shall be binding upon, inure to the benefit of and be enforceable by the successors and assigns of Landlord to the same extent as if each such successor and assign were named as a party hereto. All provisions contained in this Lease shall be binding upon the successors and assigns of Tenant and shall inure to the benefit of and be enforceable by the permitted successors and assigns of Tenant in each case to the same extent as if each successor and assign were named as a party hereto. This Lease shall be governed by and interpreted in accordance with the laws of the State of Ohio. Time is of the essence with respect to all provisions of this Lease.

Section 22.05                     Submission of Lease.   Submission of this instrument for examination constitutes neither a reservation of nor option for the Premises. This instrument does not become effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

Section 22.06                     Waiver of Jury Trial.   Landlord and Tenant agree that, to the extent permitted by law, each shall and hereby does waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease.

Section 22.07                     Interpretation.   The table of contents and the headings of the various paragraphs and schedules of this Lease have been inserted for reference only and shall not to any extent have the effect of modifying the express terms and provisions of this Lease. Unless stated to the contrary, any references to any Section, subsection, Schedule and the like contained herein are to the respective Section, subsection, Schedule and the like of this Lease. References to any specific gender shall be deemed to include the other gender or neuter, as applicable, and references to the singular shall include the plural, and vice-versa, all as the context may require. If Tenant consists of multiple parties, the liability of such parties shall be joint and several, and the release of any one or more of such parties shall not affect the liability of any other party not expressly released in writing. This Lease shall not be construed more strictly against one party or the other, it being recognized that both Landlord and Tenant have contributed substantially and materially to the preparation of this Lease.

Section 22.08                     Counterparts.   This Lease may be executed in two or more counterparts and all of such counterparts together shall be deemed to constitute one and the same instrument.

Section 22.09                     Landlord’s and Tenant’s Liability.   Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a initial consideration for the execution of this Lease by Landlord and Tenant, that there shall be absolutely no personal liability on the part of any partner, director, member, officer or shareholder of Landlord or Tenant, as the case may be, its or their successors or assigns with respect to any of the terms, covenants and conditions of this Lease. Any liability on the part of Landlord shall be limited solely to Landlord’s interest in the Premises. Any judgment against Landlord shall be satisfied solely out of the proceeds of sale of Landlord’s interest in the Premises. No judgment against Landlord shall give rise to any right of execution or levy against Landlord’s other assets, such exculpation of liability to be absolute and without any exception whatsoever. Furthermore, it is understood and agreed that in each and every instance in which

Landlord’s approval or consent is required under this Lease, Landlord shall not be liable for damages (whether direct, consequential or otherwise) by reason of its failure to grant such approval or consent, and Tenant’s sole remedy shall be an action for injunctive relief or specific performance.

Section 22.10                     Brokerage Commission.   Tenant represents that it has dealt with no real estate broker or agent in connection with this Lease or the Premises other than the Broker or Brokers identified in Section 1.01(p) hereof. In consideration of Broker’s services in procuring this Lease, Landlord shall pay Broker a leasing commission pursuant to a separate written agreement between Landlord and Broker. Tenant shall indemnify and hold harmless Landlord from any claim to a brokerage commission, fee or compensation by any other party claiming a commission, fee or compensation based upon its representation of or relationship with Tenant relative to this Lease or the Premises.

Section 22.11                     Amendments and Modifications.   Except as expressly provided herein, this Lease may not be modified or terminated except by a writing signed by Landlord and Tenant.

Section 22.12                     Additional Rent.   All amounts other than Base Rent which Tenant is required to pay or discharge pursuant to this Lease shall constitute additional rent.

Section 22.13                     Options.   The options to extend the Term created in this Lease, if any, are exercisable only as long as this Lease is in effect and has not expired or been earlier terminated.

Section 22.14                     Memorandum of Lease.   This Lease shall not be recorded; however, Landlord and Tenant shall simultaneously execute and deliver a Memorandum of Lease in the form attached hereto as Exhibit “F” and either party may record such Memorandum of Lease to give published notice of the rights and obligation of Landlord and Tenant hereunder.

Section 22.15                     Tenant Authority.   (a) If Tenant is a partnership, each person executing this Lease on behalf of Tenant warrants that Tenant is a validly existing partnership qualified to do business under the laws of the State of Ohio, that such partnership has the full right and authority to enter into this Lease and that no other partners other than those signing this Lease on behalf of Tenant must join in this execution; and (b) if Tenant is a corporation or limited liability company, each person executing this Lease on behalf of Tenant hereby warrants that (i) Tenant is a duly constituted corporation or limited liability company, as the case may be, qualified to do business and in good standing in the State of Ohio; (ii) such corporation or limited liability company, as the case may be, has the full right and authority to enter into this Lease, and (iii) each person signing this Lease on behalf of the Tenant has been duly authorized by Tenant to execute and deliver this Lease on behalf of the corporation or limited liability company, as the case may be, and that no other signatures are necessary.

Section 22.16                     Currency.   All references in this Lease to money shall be to the currency of the United States of America.

Section 22.17                     Exhibits.   Reference is made to the Exhibits set forth in Section 1.01(r) above, which exhibits are attached hereto and incorporated herein by reference.

Section 22.18 Signage.    No other signs other than tenant’s may be placed on the exterior of the Premises.

ARTICLE XXIII - RIGHT OF PURCHASE

If at any time during the Term, Landlord commences negotiations with any third party for the purchase of the Building, however denominated, (a “Landlord Transfer”) then Landlord shall so notify Tenant, which notice shall specify all of the terms of the Landlord Transfer. Within fifteen (15) days after Tenant’s receipt of such notice, Tenant shall give written notice to Landlord as to whether or not it desires to purchase the Building solely upon the terms set forth in said Landlord’s notice; provided, it is understood that, if the terms of the Landlord Transfer include the Building as part of a portfolio of buildings or properties, the Building may not be separated therefrom. If Tenant does not desire to purchase the Building or Premises or Tenant fails to deliver such written notice to Landlord within such period, Landlord shall have the right to sell the Building to any third party free and clear of any rights of Tenant in such space. If Landlord does not sell the Building to any third party within 240 days after Tenant’s declination, such space shall again become subject to the rights of Tenant under this Paragraph. If Tenant so elects to purchase the Building, the parties shall act in good faith and with all due diligence to enter into a comprehensive agreement in a form that is in keeping with the practices in the Columbus Ohio community of sophisticated parties typical for the transaction at hand.

ARTICLE XXIV - CONTINGENCY

Landlord acknowledges that Tenant would not be entering into this Lease without the benefit of the real estate tax abatement, as described in Section 4.03 of this Lease; the Job Creation Tax Credit, the Enterprise Zone and Warehouse Inventory Tax Exemption which is available from the State of Ohio and which are intended to provide incentives to out-of-state businesses to relocate into the State of Ohio (collectively referred to as “Tax and Economic Incentives”). The provision to Tenant of the Tax and Economic Incentives is the material consideration to Tenant to relocate its operation to the State of Ohio and to enter into this Lease, with out the Tax and Economic Incentives Tenant would not be doing so. Landlord, however, has requested that Tenant execute the Lease although Tenant has not yet received favorable, irrevocable action, approval for, or the actual the granting of the Tax and Economic Incentives (the “Approval”). Solely as an accommodation to Landlord to enable Landlord to obtain various approvals of this Lease, Tenant is executing this Lease prior to the Approval. Accordingly, Landlord and Tenant both hereby acknowledge and agree that Tenant’s execution of this Lease is wholly subject to and conditioned upon the Approval and if Tenant is not granted the Approval that Tenant requires or deems necessary for Tenant to relocate its operations to the State of Ohio that this Lease shall, upon written notice to Landlord from Tenant, be null and void, of no further force or effect, and following such notice neither party shall have any liability to the other whatsoever whether arising under this Lease, from their negotiation or actions based upon the Lease or such negotiations; provided, however, that in the event Tenant is not granted the Approval and Tenant thereafter elects to terminate this Lease, Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in furtherance of the Tenant Improvements from the date of this Lease until the date of Landlord’s receipt of Tenant’s written notice of termination pursuant to this Article XXIV, provided such Tenant Improvements and the cost thereof have been approved in writing by Tenant. Tenant covenants and agrees to deliver such reimbursement amount in full within thirty (30) days of Tenant’s receipt of written request from Landlord for the same.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the date first above written.

LANDLORD:		TENANT:

CENTERPOINT II LLC, a Michigan limited liability company		BARE ESCENTUALS BEAUTY, INC., a Delaware corporation

KIRCO Centerpoint II, LLC, its Manager

By:	/s/ Clifford D. Aiken	By:	/s/ Myles B. McCormick

Name:	Clifford D. Aiken, Agent	Name:	Myles B. McCormick

Its:	Agent	Its:	Chief Financial Officer

ACKNOWLEDGMENTS

STATE OF	California	)
) SS:
COUNTY OF	San Francisco	)

The foregoing instrument was acknowledged before me this 31st day of January, 2007, by Myles McCormick the                                         of Centerpoint II LLC, a Michigan limited liability company, on behalf of the company.

Anath Barel
Notary Public
My commission expires:
July 2, 2008

State of California
County of San Francisco

On January 31, 2007 before me, Myles McCormick, the Chief Financial Officer of Bare Escentuals Beauty, Inc., a Delaware corporation, personally appeared known to me (or provided to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which person acted, executed the instrument.

WITNESS my hand and official seal

Signature	/s/ Anath Barel

(Seal)

ACKNOWLEDGMENTS

STATE OF	Ohio	)
) SS:
COUNTY OF	Franklin	)

The foregoing instrument was acknowledged before me this 13th day of February, 2007, by Clifford D. Aiken the Agent of Centerpoint II LLC, a Michigan limited liability company, on behalf of the company.

/s/ Tina Hawk Fuller
Notary Public
My commission expires:

State of California
County of

On                                             before me,                                                  , the                                                          of Bare Escentuals Beauty, Inc., a Delaware corporation, personally appeared known to me (or provided to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which person acted, executed the instrument.

WITNESS my hand and official seal

Signature

EXHIBIT “A”

DEPICTION OF THE PREMISES

AVAILABLE SPACE
TENANT SPACE
ROAD
PARKWAY

SITE PLAN

CODE ANALYSIS:

BARE ESSENTIALS TABULATIONS

EXCEL

KIRCO

A1.0

A-1

EXHIBIT “B”

LEGAL DESCRIPTION OF THE PROPERTY

EXHIBIT A

Legal Description

LOT SPLIT

A 26.113 ACRE TRACT OUT OF

A 230.228 ACRE TRACT DEEDED TO

CENTER POINT INVESTMENT LLC

RECORDED IN INSTRUMENT NUMBER 200402200036301

IN SECTION 30 TOWNSHIP 11, NORTH,

RANGE 21 WEST, CONGRESS LANDS

VILLAGE OF OBETZ

COUNTY OF FRANKLIN

STATE OF OHIO

July 6, 2006

Situated in the State of Ohio, County of Franklin, Village of Obetz, in Section 30, Township 11 North, Range 21 West, Congress Lands, being a 26.113 acre lot split out of a 230.228 acre tract deeded to Centerpoint Investment LLC recorded in instrument number 203402200036801, fell deed and plan references mode being in Franklin County Recorder’s Office, unless noted otherwise) and being more particularly described as follows:

Beginning for a POINT OF COMMENCEMENT (POC) as an Aluminium Disk in concrete numbered FCOS 5207. found in the existing right-of-way centerline of Toy Road, Township Road 236, width varies, which point being at the southwest corner of said 230228 acre tract, and which point also being in the easterly line of Hamilton Township, Section 25, Township 4, Range 22, and also being in the westerly line of Madison Township, section 30, Township 11 North Range 21, which point also being the southwest corner of the Northwest Quarter of said Section 30;

Thence along the existing right-of-way centerline of said Toy Road, also along the quarter section line of said section, also along the southerly line of said Centerpoint Investment LLC land, and also along the northerly line of land deeded to The Village of Obez in instrument number 200510310229043, South 86 Degrees 22 Minutes 45 Seconds East, 814.62 feet to a 5/8” rebar set in said the existing right-of-way centerline of Toy Road, and said southerly and northerly line, which point also being the TRUE POINT OF BEGINNING (POB) for the 26.113 acre lot split herein described:

Thence perpendicular to said centerline, North 03 Degrees 37 Minutes 15 Seconds East, 63.27 feet to a 5/6” rebar set in a proposed northerly line of said Toy Road, which point also being of the southwest corner of a proposed easement:

The following five (5) courses are along the easterly line of said proposed easement:

Thence North 11 Degrees 17 Minutes 52 Seconds West, 56.45 feet to a 5/5” rebar set at an angle point in said proposed easterly line;

Thence North 03 Degrees 37 Minutes 15 Seconds East, 30.06 feet to a 5/8” rebar set at an angle point in said proposed easterly line;

Thence North S6 Degrees 25 Minutes 34 Seconds West 3.46 feet to a 5/8” rebar set at an angle point in said proposed easterly line;

705-F Lakeview Plaza Boulevard Washington, Ohio 43085-4779
Phone: 614-841-9500 Fax: 614-841-0170
Email info@brhgroup.com

B-1

EXHIBIT A (CONT’D.)

Thence North 03 Degrees 49 Minutes 48 Seconds East, 468,72 feet to a 5/8” rebar set at an angle point in said proposed easterly line;

Thence North 43 Degrees 15 Minutes 34 Seconds West, 40.97 feet to a 5/8” rebar set at the northeasterly corner of said proposed easement;

The following four (4) courses cross said 239.228 acre tract deeded to Centerpoint Investment LLC as it is recorded in said instrument number 200402200036801:

Thence North 46 Degrees 44 Minutes 26 Seconds East, 65.55 feet to a 5/8” rebar set;

Thence South 85 Degrees 22 Minutes 45 Seconds East, 64.59 feet to a 5/8” rebar set;

Thence North 46 Degrees 44 Minutes 26 Seconds East, 167.89 feet to a 5/8” rebar set;

Thence South 85 Degrees 22 Minutes 45 Seconds East, 1140.34 feet to a 5/8” rebar set to the westerly line of proposed Centerpoint Parkway, 60 feet wide;

Thence along the westerly line of said proposed Centerpoint Parkway, South 83 Degrees 34 Minutes 26 Seconds West, 865.00 feet to a 5/8” rebar set in the existing right-of-way centerline of said Toy Road, which point also being in the southerly line of said Centerpoint Investment LLC land, which point also being in the northerly line of land deeded to Opus North Corporation in instrument number 200605250102491.

Thence along the existing right-of-way centerline of said Toy Road, and also along the Quarter Section line of said Section 30, and also along the southerly line of said Centerpoint Investment LLC land, and also along the northerly line of said Opus North Corporation land, also along the northerly line of said Village of Obetz land, North 86 Degrees 22 Minutes 45 Seconds West, 1319.02 feet to the TRUE POINT OF BEGINNING, containing 26.113 acres and subject to all legal easements, restrictions, and right-of-way of record.

Jonathan E. Phelps, Ohio Surveyor no. 8241, of BRH Group, Inc. Washington Ohio prepared the above description from actual field surveys performed in April 2006. All iron price set are 5/8”x30” rebar with a yellow plastic can marked BRH GROUP. Basis of bearings are based on the same meridian as the existing right-of-way centerline of Toy Road as shown on the subject property’s record deed. Centerpoint Investment LLC in instrument number 200402200036801 between FCGS 5207 and fcgs 5208 Centerline bearing: South 86 Degrees 22 Minutes 45 Seconds East.

BRH Group, Inc.

/s/ Jonathan E. Phelps	7/06/06
Jonathan E. Phelps, P.S. No 8241	Date
Illegible

0.44.C

Split

26.113

Out of

(186)

B-2

EXHIBIT “C”

DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS
FOR CENTERPOINT BUSINESS PARK

C-1

EXHIBIT “D”

CONFIRMATION OF LEASE COMMENCEMENT,

TERMINATION DATES AND BASE RENT AMOUNT

As required by Section 3.01 of that certain Industrial Warehouse Lease Agreement made                                    , 200  , by and between BARE ESCENTUALS BEAUTY, INC., a Delaware corporation, and CENTERPOINT II LLC, a Michigan limited liability company (“Lease”), the parties now confirm that:

16.                                 The Commencement Date of the Lease is                                            , 200  .

17.                                 The Termination Date of the Lease is                                            , 200   .

18.                                 The Base Rent in effect during the first five years of the Initial Term of the Lease is $                per square foot.

IN WITNESS WHEREOF, the parties have caused this Confirmation to be executed by their duly authorized representatives as of the dates written below.

BARE ESCENTUALS BEAUTY, INC., a Delaware corporation	CENTERPOINT II LLC, a Michigan limited liability company

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

D-1

EXHIBIT “E”

SEVERABLE PROPERTY

All apparatus, personal property, trade fixtures, inventory, equipment, machinery, fittings, furniture, furnishings, chattel, materials and supplies located on and used in, or related to Tenant’s business, including, but not limited to, inventory storage and movement equipment, overhead cranes, mainframe computers, kitchen equipment and telephone and similar systems and articles of personal property of every kind and nature whatsoever, and any additions, replacements, accessions and substitutions thereto or therefor, and all proceeds of all of the foregoing, or any part of the foregoing used or usable in connection with any present or future operation or letting (or subletting) of the Premises or the activities at any time conducted thereon and now or hereafter owned by Tenant or by any subtenant or other person or entity using all or any part of the Premises by, through, or under (or with the express or implied consent of) Tenant. Lighting fixtures are not considered Severable Property regardless of the fact that the lighting is coordinated with the placement of racking systems and other trade fixtures unless Tenant installs the lights as part of Tenant’s storage and racking system.

E-1

EXHIBIT “F”

MEMORANDUM OF LEASE

This MEMORANDUM OF LEASE is entered into as of this       day of                           , 2007 by and between CENTERPOINT II LLC, a Michigan limited liability company, and BARE ESCENTUALS BEAUTY, INC., a Delaware corporation, to set forth following information:

The parties hereto have entered into a Lease Agreement of even date herewith under the following terms:

a.	Name and Address of Landlord:	Centerpoint II LLC c/o KIRKO 4200 Regent Street, Suite #200 Columbus, Ohio 43219

b.	Name and Address of Tenant:	Bare Escentuals Beauty, Inc. 71 Stevenson Street, 22nd Floor San Francisco, California 94105

c.	Date of Execution of Lease:	, 2007

d.	Description of Leased Premises Including ORC §5301.011 Reference:

The Leased Premises consists of approximately 301,180 sq. ft. of space, as depicted on the attached Exhibit A,  of the total 512,133 sq. ft. of the building commonly known as Centerpoint Building #2 (the “Building”). Landlord acquired title to the real property of which the Leased Premises are a part in Deed Volume     , Page                      , Franklin County, Ohio Records. The Building is located on the real estate more accurately described in the attached Exhibit B.

e.	Term of Lease:	Ten (10) years commencing on the Commencement Date referred to below, and expiring May 31, 2017.

f.	Renewal or Extension Rights:	Two (2) consecutive five (5) year options to extend

g.	Commencement Date:	June 1, 2007.

Landlord designates Tenant as the “Owner” of the Premises, and such term is defined in, and solely for the purposes of the Declaration of Covenants and Conditions and Restriction for Centerpoint Business Park, of record in Vol.      , Pages     , Franklin County, Ohio records.

F-1

IN WITNESS WHEREOF, the parties hereto have duly executed this Memorandum of Lease as of the day and year first above referenced.

LANDLORD:	TENANT:

CENTERPOINT II LLC, a Michigan limited liability company	BARE ESCENTUALS BEAUTY, INC., a Delaware corporation

By:	By:
Name:	Name:
Its:	Its:

ACKNOWLEDGMENTS:

STATE OF	)
) SS:
COUNTY OF	)

The foregoing instrument was acknowledged before me this       day of                              , 200   by                           , the                                               of Centerpoint II LLC, a Michigan limited liability company, on behalf of the company.

Notary Public

State of California

County of

On                                        before me,                                                                 , the                                                             of Bare Escentuals Beauty, Inc., a Delaware corporation, personally appeared known to me (or provided to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which person acted, executed the instrument.

WITNESS my hand and official seal

Signature
(Seal)

This Instrument Prepared By:

Christopher D. Adkinson, Esq.

Kephart Fisher LLC

207 North Fourth Street

Columbus, Ohio  43215

F-2

EXHIBIT “G”

Tenant Improvements

EXHIBIT H

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) is made as of the                 day                          , 2007 by and between ORIX Real Estate Capital, Inc., its successors, assigns and affiliates, (collectively, “Lender”) having an address at 100 North Riverside Plaza, Suite 1400, Chicago, Illinois 60606 and BARE ESCENTUALS BEAUTY, INC., a Delaware corporation having an address at 71 Stevenson Street, San Francisco, California (“Tenant”).

RECITALS:

A.            Tenant is the holder of a leasehold estate in a portion of the property described on Exhibit A (the “Property”) under and pursuant to the provisions of a certain lease dated                            , 2007 between  CENTERPOINT II LLC, a Michigan limited liability company, (“Landlord”) and Tenant, as tenant (the “Lease”);

B.            The Property is or is to be encumbered by one or more mortgages, deeds of trust, deeds to secure debt or similar security agreements (collectively, the “Security Instrument”) in favor of or to be assigned to Lender; and

C.            Tenant has agreed to subordinate the Lease to the Security Instrument and to the lien thereof and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

AGREEMENT:

NOW, THEREFORE, the parties hereto mutually agree as follows:

(a)           Subordination. The Lease shall be subject and subordinate in all respects to the lien and terms of the Security Instrument, to any and all advances to be made thereunder and to all renewals, modifications, consolidations, replacements and extensions thereof.

(b)           Nondisturbance. So long as Tenant pays all rents and other charges as specified in the Lease and is not otherwise in default (beyond applicable notice and cure periods) of any of its obligations and covenants pursuant to the Lease, Lender agrees for itself and its successors in interest and for any purchaser of the Property upon a foreclosure of the Security Instrument or other entry by Lender, that: (a) Tenant’s possession of the premises as described in the Lease will not be disturbed during the term of the Lease, as said term may be extended pursuant to the terms of the Lease or as said premises may be expanded as specified in the Lease, (b) so long as Tenant is not in default under the Lease, Lender and its successors in interest and  any purchaser of the Property shall not disturb Tenant’s right of quiet possession of the Leased Premises under the terms of the Lease, (c) Lender and its successors in interest and  any purchaser of the Property shall not join Tenant as a party defendant in any foreclosure proceeding with respect to the Security Instrument (unless required by law), and (d) subject to the terms of this Agreement and so long as Tenant is not in default under the Lease, Lender and its successors in interest and  any purchaser of the Property shall recognize the terms of the

Lease. For purposes of this Agreement, a “foreclosure” shall include (but not be limited to) a sheriff’s or trustee’s sale under the power of sale contained in the Security Instrument, the termination of any superior lease of the Property and any other transfer of Landlord’s interest in the Property under peril of foreclosure, including, without limitation to the generality of the foregoing, an assignment or sale in lieu of foreclosure.

(c)           Attornment. Tenant agrees to attorn to, accept and recognize any person or entity which acquires the Property through a foreclosure (an “Acquiring Party”) as the landlord under the Lease for the then remaining balance of the term of the Lease, and any extensions thereof as made pursuant to the Lease. The foregoing provision shall be self-operative and shall not require the execution of any further instrument or agreement by Tenant as a condition to its effectiveness. Tenant agrees, however, to execute and deliver, at any time and from time to time, upon the request of Lender or any Acquiring Party any reasonable instrument which may be necessary or appropriate to evidence such attornment.

(d)           No Liability. Notwithstanding anything to the contrary contained herein or in the Lease, it is specifically understood and agreed that neither Lender, any receiver or any Acquiring Party shall be:

(i)            except as provided in the last paragraph of this Section 4, liable for any act, omission, negligence or default of any prior landlord (other than to cure defaults of a continuing nature with respect to the maintenance or repair of the demised premises or the Property); provided, however, that Lender and any Acquiring Party shall be liable and responsible for the performance of all covenants and obligations of Landlord under the Lease accruing from and after the date that it takes title to the Property except that Acquiring Party shall not be responsible for the return of any security deposit which was not delivered to Acquiring Party; or

(ii)           except as set forth in (a), above, liable for any failure of any prior landlord to construct any improvements; or

(iii)          subject to any offsets, credits, claims or defenses which Tenant might have against any prior landlord except as specifically provided for in the Lease; or

(iv)          bound by any rent or additional rent which is payable on a monthly basis and which Tenant might have paid for more than one (1) month in advance to any prior landlord, except if paid in accordance with the terms of the Lease (such as charges for maintenance of common areas which are paid monthly based on estimates and reconciled annually); or

(v)           bound by any cancellation, surrender, amendment or modification of the Lease or release of liability thereunder not expressly consented to in writing by Lender or otherwise permitted by the Security Instrument in each instance; or

(vi)          be liable to Tenant hereunder or under the terms of the Lease beyond its interest in the Property.

Notwithstanding the foregoing, Tenant reserves its rights to any and all claims or causes of action against such prior landlord for prior losses or damages and against the successor landlord for all losses or damages arising from and after the date that such successor landlord takes title to the Property.

(e)           Rent. Tenant is hereby being given notice and hereby acknowledges that the Lease and the rents and all other sums due thereunder have been assigned to Lender as security for the loan secured by the Security Instrument. In the event Lender notifies Tenant of the occurrence of a default under the Security Instrument and demands that Tenant pay its rents and all other sums due or to become due under the Lease directly to Lender, so long as Tenant has at least fifteen (15) days notice thereof, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to Lender or as otherwise authorized in writing by Lender. Landlord hereby irrevocably authorizes Tenant to make the foregoing payments to Lender upon such notice and demand. Tenant shall have no responsibility to ascertain whether such demand by Lender is permitted under the Security Instrument. Furthermore, in connection with the aforesaid, and notwithstanding anything to the contrary contained elsewhere, Landlord hereby agrees to indemnify and hold harmless Tenant against any expenses, claims, losses, or damages incurred by Tenant resulting from or arising out of claims by Landlord, its successors or assigns that such rental payments should not have been, or cannot be, made to Lender or the like.

(f)            Lender to Receive Notices. Tenant shall notify Lender of any default by Landlord under the Lease which would entitle Tenant to cancel the Lease. Tenant agrees that, except with respect to the right of Tenant to terminate the Lease following (i) a fire or other casualty and the failure of Landlord to restore the Premises in the time periods allowed under the Lease or (ii) a failure of the Landlord to complete its work and deliver the Premises to Tenant on or before October 1, 2007 , then, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof shall be effective unless Lender shall have received notice of default giving rise to such cancellation and shall have failed within sixty (60) days after receipt of such notice to cure such default, or if such default cannot be cured within sixty (60) days, shall have failed within sixty (60) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default. The forgoing notwithstanding, if the Landlord’s default is of such a nature as to prevent Tenant from operating a material portion of the Premises for Tenant’s permitted use, and Tenant shall have given Lender a notice of default at the same time as the notice to Landlord, then the cure period for Lender shall be the cure period provided to Landlord in the Lease and shall run concurrently with the Lender the cure period provided to Landlord in the Lease.

(g)           Notices. All notices or other written communications hereunder shall be deemed to have been properly given upon delivery or refusal of the addressee to accept delivery, with delivery to be by:  (i) in person with receipt acknowledged by the recipient thereof, (ii) overnight delivery with any reputable overnight courier service, or (iii) registered or certified mail, postage prepaid, return receipt requested, addressed to the receiving party at its address set forth above, and:

if to Tenant, to	Bare Escentuals Beauty, Inc.
71 Stevenson Street
San Francisco, California 94105
Attn: Chief Financial Officer

And to

Drinker Biddle & Reath, LLP
191 North Wacker Drive, Suite
3700
Chicago, Illinois 60606-1698
Attn: Barnett P. Ruttenberg, Esq.

if to Lender:	ORIX Real Estate Capital, Inc.
100 North Riverside Plaza
Suite 1400
Chicago, Illinois 60606

Attention: General Counsel

or addressed as such party may from time to time designate by written notice to the other parties.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

(h)           Successors. The obligations and rights of the parties pursuant to this Agreement shall bind and inure to the benefit of the successors, assigns, heirs and legal representatives of the respective parties.

(i)            Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

IN WITNESS WHEREOF, Lender and Tenant have duly executed this Agreement as of the date first above written.

LENDER:

ORIX REAL ESTATE CAPITAL, INC.,
a Delaware corporation

By:
Name:
Title:

TENANT:

BARE ESCENTUALS BEAUTY, INC,
a Delaware corporation

By:
Name:
Title:

The undersigned accepts and agrees to
the provisions of Paragraph 5 hereof:

LANDLORD:

CENTERPOINT II LLC, a Michigan limited
liability company,

By:
Name:
Title:

LENDER’S ACKNOWLEDGEMENT

STATE OF ILLINOIS	)
) SS.
COUNTY OF	)

I,                                          , a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that                                     , personally known to me to be the                                     of ORIX Real Estate Capital, Inc., a Delaware corporation, whose name is subscribed to the within instrument, appeared before me this day in person and acknowledged that, in such capacity, (s)he signed and delivered the said Instrument of writing as                    of said                                        , as his/her free and voluntary act and as the free and voluntary act and deed of said  entity for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal this                      day of                          , 2     .

Notary Public

My Commission expires:

TENANT’S ACKNOWLEDGEMENT

STATE OF California)

) SS.
COUNTY OF	)

I,                                              , a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that                                  , personally known to me to be the                                                        of Bare Escentuals Beauty, Inc. a California  corporation, whose name is subscribed to the within instrument, appeared before me this day in person and acknowledged that, in such capacity, (s)he signed and delivered the said Instrument of writing as his/her free and voluntary act and as the free and voluntary act and deed of said entity, for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal this                      day of                          , 2     .

Notary Public

My Commission expires:

LANDLORD’S ACKNOWLEDGEMENT

STATE OF	)
) SS.
COUNTY OF	)

I,                                             , a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that                                  , personally known to me to be the                        of                                   , a                                                            , whose name is subscribed to the within instrument, appeared before me this day in person and acknowledged that, in such capacity, (s)he signed and delivered the said Instrument of writing as his/her free and voluntary act and as the free and voluntary act and deed of said entity for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal this                      day of                          , 2     .

Notary Public

My Commission expires:

Exhibit A

Legal Description of the Property

EXHIBIT I

TITLE COMMITMENT

I-1

EXHIBIT J

MANAGEMENT SPECIFICATIONS

PROPERTY MANAGEMENT SERVICES

1.                                       The Manager will perform physical management in order to optimize the appearance and operation of the Property which is accomplished by, but not limited to, the following:

(a)                                  Answer telephones, implement necessary procedures to satisfy Tenant requests which include logging of said information and disbursement to either maintenance personnel within 24 hours of the incoming request or contractor contact as may be required. Provide the necessary follow up to ensure all requests have been timely and satisfactorily completed and/or to ensure that administrative paperwork has been issued as may be required (i.e. written price quotes for billable work requested by Tenant, ensure quote is executed prior to releasing work for completion, etc.).

(b)                                 Issue requests for contract work and complete review and approval of invoices for vendor payment.

(c)                                  Conduct periodic site inspections. Investigate, troubleshoot, analyze either reported or noted maintenance related issues throughout the Property and complete all necessary follow up to ensure timely and adequate repairs are completed.

(d)                                 Establish schedules of preventative maintenance and follow up to ensure schedules are being adhered to. Follow up on corrective measures needed as the result of any such preventative maintenance program.

(e)                                  Evaluate, hire and supervise qualified outside contractors affiliated with Property and ground maintenance.

(f)                                    Obtain competitive price quotes when necessary/appropriate for all services required.

(g)                                 Complete monthly invoicing which is based upon completed work orders, completed price quotes, etc.

(h)                                 Work orders and outstanding projects will be tracked/invoiced as needed.

(i)                                     Establish and maintain Emergency Phone Lists for after hour purposes for use by on-site staff.

(j)                                     Establish and maintain Tenant Phone Lists.

(k)                                  Establish and maintain Contract Books for all properties.

(l)                                     Establish and maintain Emergency Contact Lists, forward same to Answering Service and all Property monitoring companies.

(m)                               Respond to emergency/after hour calls as may be required.

(n)                                 Establish and maintain “Incident Reports”, complete proper execution of same by forwarding to Insurance Company and follow-up on all insurance claims and inform Tenant’s corporate security department.

(o)                                 Prepare and maintain maintenance logs and files specific to the Property.

(p)                                 Establish and maintain Property key boxes and log sheets.

(q)                                 Inspect, maintain, repair and replace the surface of the parking areas, curbs and sidewalks, keeping them level, smooth, and evenly covered with a comparable type of surface material originally installed thereon.

(r)                                    Maintain, replace and repair parking area entrances, exits and directional signs; markers; and lights to keep same in good, clean and legible condition, as well as repair and replace striping as required.

(s)                                  Clean parking area lighting fixtures and re-lamp, repair and replace fixtures, ballasts and standards as needed.

(t)                                    Maintain, repair and replace landscaping in common areas as necessary to keep the same in a first class and thriving condition.

(u)                                 Clean any signs within the common area, including re-lamping and repairs and replacements being made as required.

(v)                                 All papers, debris, filth, and refuse shall be reasonably removed from paved areas; snow and ice shall be cleared and reasonably windrowed, if applicable; and paved areas shall be washed or thoroughly swept as required. All sweeping shall be done before the Property shall be open for business with the public, using proper motor-driven cleaning vehicles in the parking area where feasible. No product shall be used for snow and ice removal, such as, resin-based de-icers, which may be hazardous or which may increase the likelihood of slip and fall or which may materially damage the Property.

(w)                               All sewer catch basins shall be cleaned on a schedule sufficient to maintain all sewer lines in a free-flowing condition, and all mechanical equipment related to storm and sanitary sewer facilities shall be inspected as needed and kept in proper working order.

(x)                                   All ramps and stairways, if any, shall be: (a) swept and washed at intervals sufficient to maintain the same in a clean condition; (b) inspected at regular intervals; and (c) promptly repaired upon the occurrence of any irregularities or worn portions thereof.

(y)                                 All surface utility facilities servicing the common area, including, but not limited to, hose bibbs, standpipes, sprinklers and domestic water lines, shall be inspected at regular intervals and promptly repaired or replaced, as the occasion may require, upon the occurrence of any defect or malfunctioning.

(z)                                   All common area amenities, benches, and institutional, directional, traffic and other signs shall be inspected at regular intervals; maintained in a clean and attractive surface condition; and promptly repaired or replaced upon the occurrence of any defects or irregularities thereto.

(aa)                            All lamps in the Common Area and exterior shall be inspected at regular intervals and shall be promptly replaced when no longer properly functioning, or at such regularly scheduled times so as to maintain a consistently acceptable level of illumination.

(bb)                          The improvements on and to the common areas shall be repaired or replaced with materials, apparatus and facilities of a quality at least equal to the original quality.

(cc)                            With respect to all mechanical and electrical facilities and systems, including, but not by way of limitation, the lighting facilities; heating, ventilating, cooling and sprinkler systems; and actuated or manually operated doors; Manager shall:(a) inspect the same at regular intervals; (b) promptly repair the same upon the occurrence of any failure or malfunctioning; and (c) as respects to said heating, ventilating and cooling systems, maintain the same.

(dd)                          All surfaces of the Property and any parking which are painted or otherwise finished shall be cleaned at regular intervals and repainted or otherwise refinished as necessary. Ceilings shall be cleaned as necessary to maintain attractive condition and painted or repainted, as necessary, giving particular attention to the areas surrounding the diffusers.

(ee)                            All floor area, including vestibules, entrances and returns, doors, fixtures, windows and plate glass, shall be maintained in a safe, neat and clean condition.

(ff)                                Periodic inspections of roof, walls, structural elements and parking lot.

(gg)                          Maintain and replace as required structural elements including roof, walls, steel columns, and parking areas.

2.             Maintain Tenant Relations by:

(a)                                  Timely responses to Tenant requests including maintaining contact with outside contractors/vendors such as snow removal, janitorial, landscaping, etc.

(b)                                 Effective communication through periodic Tenant contact such as minimum quarterly meetings to ensure requirements and needs of the Tenant are being met and adequately handled.

3.             Maintenance Personnel - Outline:

(a)                                  Daily contact with Property Management Office for instruction and to supply information outlining on-going maintenance issues at the development.

(b)                                 Retrieve work orders from the Property Management Office which have been prepared based upon Tenant requests and complete on a daily basis, whenever possible.

(c)                                  Investigate, troubleshoot, analyze either reported or noted maintenance related issues throughout the Property and complete all necessary follow up to ensure timely and adequate repairs are completed.

(d)                                 Maintain property standards established by Manager and Landlord.

(e)                                  Maintenance personnel are equipped with appropriate means for instant communication with the Property Management Office at all times to ensure immediate response to all emergencies.

(f)                                    Police grounds for trash, broken glass, debris, etc.

(g)                                 Completes additional, supplemental salting and snow removal services at main Property entrances and walk-ways as may be necessary during the course of a business day.

(h)                                 Regular site inspections.

(i)                                     Miscellaneous repairs, such as adjustment/repair of door closers, lock sets, electrical, plumbing and carpentry, as may be required.

EXHIBIT K

GUARANTY

THIS GUARANTY is given by BARE ESCENTUALS, INC, a Delaware corporation, (“Guarantor”) and is of a certain Lease dated of even date here with (the “Lease”) between CENTERPOINT II, LLP., (“Landlord”) and BARE ESCENTUALS BEAUTY, INC., a Delaware  corporation (“Tenant”).

WITNESSETH:

WHEREAS, at the instance and request of the Guarantor, Tenant is entering into the Lease with Landlord for the Premises commonly known as 5271 Centerpoint Parkway, Obetz, Ohio 43125, consisting of approximately 301,180 square feet (“Premises”). A copy of the Lease is attached hereto as Exhibit A and incorporated herein by this reference..

WHEREAS, part of the consideration for the letting of said Premises by Landlord to Tenant is Guarantor’s covenant to guarantee the payment of Rent and other charges provided for in said Lease and the performance of all the other provisions of the Lease through the Term of the Lease subject, however to the limitation of liability described below; and

WHEREAS, Guarantor will directly or indirectly benefit from the relative success of Tenant and will therefore personally stand to benefit from the opportunity provided to Tenant by such Lease.

NOW, THEREFORE, in consideration of the foregoing and of the letting of the Premises to Tenant, and of the sum of TEN AND NO/100 DOLLARS ($10.00) to Guarantor in hand paid by Landlord, the receipt and sufficiency of which being hereby acknowledged, Guarantor hereby covenants and agrees as follows:

1.             Terns which are defined in the Lease shall have the same meaning herein as are therein set forth.

2.             (a) Guarantor guarantees to Landlord, their successors or assigns, the prompt payment by Tenant of the Rents reserved in the Lease and the performance by Tenant of all provisions and covenants contained in said Lease through the full Term of the Lease. If any Event of Default shall be made by Tenant, after all applicable notice and cure periods, then Guarantor shall pay and hereby agrees to pay to Landlord, their successors or assigns, such sum or sums of money as will be sufficient to make up any such deficiency, and shall satisfy the provisions and covenants to be performed by Tenant under the Lease; provided, however, that the liability of the Guarantor shall not exceed the lesser of (1) the Rent that would be due for the sixty (60) months immediately following the Event of Default or (2) the Rent and other charges that would be due for the then unexpired balance of the Term.

(b)           Notwithstanding anything herein to the contrary, if at the time Tenant effects a Permitted Transfer under the Lease (i) there is no Event of Default under the Lease, and (ii) the assignee or sublessee in the Permitted Transfer has a net worth equal to or in excess of the net worth of Guarantor as of the date hereof, then Guarantor shall be released of its obligations and liabilities  under this Guaranty at such time as Tenant effects the  Permitted Transfer.

3.             So long as the Tenant is a subsidiary or other affiliate of Guarantor, no notice of an Event of Default or default by Tenant shall be required to be given to Guarantor but if the Tenant ceases to be a subsidiary or other affiliate of Guarantor, then notice of the default and an opportunity to cure the default shall be given to Guarantor in the same manner as notices are given to Tenant under the Lease, addressed as follows:

Bare Escentuals, Inc.

71 Stevenson Street, 22nd Floor

San Francisco, California  94105

Attn:  Chief Financial Officer

And to:

Bare Escentuals Beauty, Inc.

71 Stevenson Street, 22nd Floor

San Francisco, California  94105

Attn:  Vice President  of Operations

And to

Drinker Biddle & Reath, LLP

191 North Wacker Drive, Suite 3700

Chicago, Illinois  60606-1698

Attn:  Barnett P. Ruttenberg, Esq.

Upon properly given notice from Guarantor, the address for notices to Guarantor may be revised from time to time.

4.             Guarantor does further covenant and agree to pay all of the expenses of Landlord, their successors or assigns, including attorneys’ fees, incurred in enforcing this Guaranty.

5.             So long as the Tenant is a subsidiary or other affiliate of Guarantor, Landlord shall not be required to institute action or otherwise seek recovery from Tenant as a condition precedent to the performance by Guarantor of its obligations under this Guaranty.

6.             So long as the Tenant is a subsidiary or other affiliate of Guarantor, Guarantor does further covenant and agree that the Landlord may, from time to time, during the Term of this Lease, modify, change or alter any of the terms of the Lease by agreement with Tenant, any subsidiary, affiliate or other corporation to which Tenant may assign Tenant’s interest in the

Lease, in accordance with the terms thereof, without notice to Guarantor and that Guarantor shall not be relieved of its liabilities hereunder as a result of such action, it being expressly agreed and understood that Guarantor will recognize and be bound by any such modification, change or alteration as though it had been part of the Lease as originally drawn.

7.             This Guaranty shall be governed and controlled as to interpretation, enforcement validity, construction, effect and in all other respects by the Laws, statutes and decisions of the state of Ohio, without regard to the conflict of laws principles thereof. All actions or proceedings arising directly, indirectly or otherwise in connection with, out of, related to or from this Guaranty shall be litigated only in courts having a situs within the county of Franklin, state of Ohio. The undersigned hereby consents and submits to the jurisdiction of any local, state or federal court located within said county and state. The undersigned hereby waives any right it may have to transfer or change the venue of any litigation brought against it by Landlord on this Guaranty in accordance with this section. Guarantor hereby knowingly, voluntarily and intentionally waives the right it may have to a trial by jury in any litigation based on or arising out of, under or in connection with this Guaranty and any agreement contemplated to be executed in conjunction herewith.

8.             Notwithstanding anything to the contrary which may be contained herein and notwithstanding any payment or performance by Guarantor pursuant to this Guaranty, So long as the Tenant is a subsidiary or other affiliate of Guarantor, Guarantor hereby unconditionally and irrevocably agrees that it (a) will not at any time assert against Tenant any right or claim, at Law or in equity, to indemnification, reimbursement, contribution, restitution or payment for or with respect to any and all amounts Guarantor may pay or be obligated to pay to Landlord, and any and all other obligations which Guarantor may perform, satisfy or discharge, under or with respect to this Guaranty, (b) waives and releases all such rights and claims, at Law or in equity, to indemnification, reimbursement, contribution, restitution or payment which Guarantor may have now or at any time against Tenant, and (c) will not assign or otherwise transfer any such right or claim to any other person. Guarantor further unconditionally and irrevocably agrees that So long as the Tenant is a subsidiary or other affiliate of Guarantor, it shall not be entitled to be subrogated to any rights of Landlord against Tenant or any other Guarantor of any amounts being guaranteed and shall have no right of subrogation whatsoever, and waives any right to enforce any remedy which Landlord now has or hereafter may have against Tenant and waives any defense based upon an election of remedies by Landlord, which destroys or otherwise impairs any subrogation rights of Guarantor and/or the right of Guarantor to proceed against Tenant for reimbursement. This waiver shall cease and be of no further force and effect on the date which is three hundred sixty-six (366) days after the date of the last payment made by Tenant to Landlord under the Lease.

9.             Guarantor hereby agrees that upon the filing of a petition under any section or chapter of Title 11 of the United States Code or under any similar federal or state bankruptcy law or statute by or against Guarantor (said included bankruptcy filing as aforesaid is hereinafter referred to as the “Bankruptcy Filing”), any automatic stay or other injunction against Landlord resulting from the Bankruptcy Filing shall be immediately and automatically modified and terminated with respect to Landlord, without further notice, hearing or order of court, so that Landlord may proceed to exercise its rights and remedies against any property pledged to

Landlord to secure the Lease in accordance with applicable Law as if no such filing had taken place. Guarantor further agrees that it will not contest (a) any motion or application of Landlord made in any court of competent jurisdiction seeking enforcement of this Paragraph or otherwise seeking modification or termination of such automatic stay or other injunction in a manner consistent herewith or (b) any motion or application of Landlord made in any court of competent jurisdiction seeking the appointment of a receiver after the Bankruptcy Filing. Guarantor acknowledges and agrees that Landlord is specifically relying upon the covenants and agreements of Guarantor contained in this Paragraph and that such covenants and agreements constitute a material inducement to Landlord’s entering into the Lease.

IN WITNESS WHEREOF, Guarantor has this ____ day of ______________, 2007, caused these presents to be signed in his behalf.

GUARANTOR:

BARE ESCENTUALS, INC.

BY:

ITS:

NAME:

Attest:

By:

Its:

Name:

EXHIBIT A

LEASE